UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

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Enphase Energy, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENPHASE ENERGY, INC.
47281 Bayside Parkway
Fremont, CA 94538
(707) 774-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2021

Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Enphase Energy, Inc., a Delaware corporation (the “Company”). Due to the public health concerns regarding the COVID-19 pandemic, the meeting will be held virtually on Wednesday, May 19, 2021 at 9:00 a.m. Pacific Time via live audio-only webcast at www.virtualshareholdermeeting.com/ENPH2021. The Annual Meeting will be held online only and you will not be able to attend the meeting in person. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied our proxy materials. Online check-in will begin at 8:45 a.m. Pacific Time and should allow ample time for the check-in procedures.
The Annual Meeting is being convened for the following purposes:
1.To elect two nominees for director to the Board of Directors named in the accompanying Proxy Statement, to hold office until the 2024 Annual Meeting of Stockholders.
2.To approve, on advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
3.To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000 shares.
4.To approve the Enphase Energy, Inc. 2021 Equity Incentive Plan.
5.To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
6.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is March 22, 2021 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
A complete list of the Company’s stockholders will be made available for examination by any stockholder for inspection for any purpose germane to the Annual Meeting for a period of ten (10) days prior to the Annual Meeting at the Company’s headquarters at 47281 Bayside Parkway, Fremont, CA 94538. In addition, the list will be available during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/ENPH2021 using your 16-digit control number.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2021 virtually via live audio-only webcast at www.virtualshareholdermeeting.com/ENPH2021.
The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, are available at https://materials.proxyvote.com/29355a.

By Order of the Board of Directors

Badrinarayanan Kothandaraman President and Chief Executive Officer
Fremont, California
April 7, 2021

You are cordially invited to attend the meeting virtually. Whether or not you expect to attend the meeting virtually via live audio-only webcast, please vote over the telephone or the internet prior to the meeting as instructed in these materials, or sign and return your proxy card prior to the meeting in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote electronically during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ENPHASE ENERGY, INC.
47281 Bayside Parkway, Fremont, CA 94538

PROXY STATEMENT FOR THE 2021
ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Under rules adopted by the Securities and Exchange Commission (“SEC”), Enphase Energy, Inc. (sometimes referred to as “Company,” “Enphase,” “we,” “our,” or “us”) has elected to provide access to our proxy materials over the internet. We are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials at www.proxyvote.com or request a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 7, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We do not expect to send any proxy materials by mail unless requested.
How do I attend the annual meeting?
This year’s Annual Meeting will be held entirely online due to the continuing public health concerns regarding the COVID-19 pandemic. You will not be able to attend the Annual Meeting in person. The meeting will be held virtually on Wednesday, May 19, 2021 at 9:00 a.m. local time via live audio-only webcast at www.virtualshareholdermeeting.com/ENPH2021. To attend the meeting, you will need the 16-digit control number included in the Notice. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures.
The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Additional information may be found at https://enphaseenergy.gcs-web.com/shareholder-services/annual-meeting. Information on how to vote by Internet before and during the Annual Meeting is discussed below.
How do I ask questions at the virtual Annual Meeting?
Our virtual Annual Meeting allows stockholders to submit questions and comments during the Annual Meeting. You may submit questions during the Annual Meeting in the question box provided at www.virtualshareholdermeeting.com/ENPH2021. All directors and key executive officers are expected to be available to answer questions. We will respond to as many inquiries at the Annual Meeting as time allows.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting audio-only webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
What if I cannot virtually attend the Annual Meeting?
You may vote your shares electronically before the meeting by Internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Annual Meeting.
Enphase Energy, Inc. | 2021 Proxy Statement | 1

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 22, 2021, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 135,596,126 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 22, 2021 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote by Internet before or during the Annual Meeting, by telephone or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by Internet or by telephone before the Annual Meeting to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 22, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. Simply follow the voting instructions in such Notice to ensure that your vote is counted. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares by Internet during the Annual Meeting unless you request and obtain a valid 16-digit control number from your broker or other agent.
What am I voting on?
There are five matters scheduled for a vote:
•Election of two nominees as Class III directors to serve until the 2024 Annual Meeting of stockholders or until their successors have been elected and qualified;
•Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
•To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000 shares;
•Approval of the Enphase Energy, Inc. 2021 Equity Incentive Plan; and
•Ratification of selection by the Audit Committee of the Board of Directors (“Audit Committee”) of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
What if another matter is properly brought before the meeting?
The Board of Directors (“Board”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may vote “For” the nominees to the Board, or you may “Withhold” your vote for one or both nominees. For each other matter to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by Internet before or during the Annual Meeting, by telephone or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
•To vote through the Internet:
–Before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., Pacific Time on May 18, 2021 to be counted.
–During the Annual Meeting, please visit www.virtualshareholdermeeting.com/ENPH2021 and have available
Enphase Energy, Inc. | 2021 Proxy Statement | 2

the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•To vote over the telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., Pacific Time on May 18, 2021 to be counted.
•To vote by mail, you must request printed copies of the proxy materials by mail and then fill out the proxy card and send it back in the envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Enphase. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote through the Internet during the Annual Meeting, you must obtain a valid 16-digit control number from your broker, bank or other agent.

We provide internet and telephone proxy voting before the Annual Meeting (or via the Internet during the Annual Meeting) to allow you to vote your shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, you must bear any costs associated with your internet access, such as usage charges from internet access providers.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 22, 2021.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine” under the rules of the New York Stock Exchange (NYSE). Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. These un-voted shares are counted as “broker non-votes.” Proposal No. 1 (election of the nominee for director), Proposal No. 2 (advisory vote on compensation of named executive officers) and Proposal No. 4 (approval of 2021 Equity Incentive Plan) are considered “non-routine” matters under NYSE rules, and we therefore expect broker non-votes to exist in connection with those proposals. Proposal No. 3 (increase authorized shares of common stock) and Proposal No. 5 (ratification of the appointment of our independent registered public accounting firm) are each expected to be a “routine” matter.
If I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as follows:
•“FOR” the election of the nominees named in this proxy statement to serve on the Board;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•“FOR” the approval of the amendment to the our Amended and Restated Certificate of Incorporation;
•“FOR” the approval of the Enphase Energy, Inc. 2021 Equity Incentive Plan; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee
Enphase Energy, Inc. | 2021 Proxy Statement | 3

that holds your shares with specific voting instructions, the broker or other nominee may vote your shares “FOR” matters considered “routine,” as noted in the section above on “broker non-votes.”
As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may request and submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or online. You will need the 16-digit control number included in the Notice or your proxy card or on the instructions that accompanied your proxy materials.
•You may send a timely written notice that you are revoking your proxy to Enphase’s Corporate Secretary at 47281 Bayside Parkway, Fremont, CA 94538.
•You may virtually attend the Annual Meeting and vote by Internet by visiting www.virtualshareholdermeeting.com/ENPH2021. To virtually attend the Annual Meeting, you will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or online proxy timely provided to us is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 7, 2021, to Enphase’s Corporate Secretary at 47281 Bayside Parkway, Fremont, CA 94538, and must comply with all requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2022, you must do so in writing following the above instructions not earlier than the close of business on January 19, 2022 and not later than the close of business on February 18, 2022. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2022 is held more than 30 days before or after May 19, 2022. The section titled “Nominating and Corporate Governance Committee” in this proxy statement provides additional information on the director nomination process.
Enphase Energy, Inc. | 2021 Proxy Statement | 4

How many votes are needed to approve each proposal?

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect. Note, however, that the Company’s Corporate Governance Guidelines require that any nominee in an uncontested election who does not receive a majority of the votes cast shall submit an offer of resignation to the Nominating and Corporate Governance Committee.	Not applicable	No effect

2	Advisory approval of the compensation of the Company’s named executive officers	“For” votes from the holders of a majority of shares present in person, by remote communication or represented by proxy and entitled to vote on the matter. However, this proposal is advisory and non-binding upon us.	Against	No effect
3	Amendment to our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock	“For” votes from the holders of a majority of outstanding shares entitled to vote on the matter.	Against	Not applicable

4	Approval of the Enphase Energy, Inc. 2021 Equity Incentive Plan	“For” votes from the holders of a majority of shares present in person, by remote communication or represented by proxy and entitled to vote on the matter.	Against	No effect

5	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021	“For” votes from the holders of a majority of shares present in person, by remote communication or represented by proxy and entitled to vote on the matter.	Against	Not applicable
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the Record Date, there were 135,596,126 shares outstanding and entitled to vote. Thus, the holders of 67,798,064 shares must be present in person, by remote communication or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you virtually attend the Annual Meeting and vote by Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ENPH2021. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present in person, by remote communication during the Annual Meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Enphase Energy, Inc. | 2021 Proxy Statement | 5

Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, our proxy materials or your ownership of our common stock, please contact our Corporate Secretary, at 47281 Bayside Parkway, Fremont, CA 94538, USA, telephone 1-877-797-4743.

Enphase Energy, Inc. | 2021 Proxy Statement | 6

PROPOSAL 1
ELECTION OF DIRECTORS

CLASSIFIED BOARD
The Board currently has seven members and is divided into three classes. Classes I and III currently have two members each and Class II currently has three members. Each class has a three-year term. Vacancies on the Board may be filled only by persons appointed by a majority of the remaining directors. A director appointed by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.
The term of office of the Class III directors will expire at the 2021 Annual Meeting. Each of the nominees listed below currently serves as a Class III director of the Company. Each of the nominees listed below under “Class III Directors” is currently a director of the Company previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2024 annual meeting and until their respective successors have been elected and qualified, or, if sooner, until either director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication or represented by proxy and entitled to vote at the Annual Meeting on the election of directors. The two nominees receiving the highest number of votes FOR will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If either or both of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for each such nominee instead will be voted for such substitute nominee as our Nominating and Corporate Governance Committee of the Board (“Nominating and Corporate Governance Committee”) may propose. The persons nominated for election have agreed to serve if elected. The Company’s management has no reason to believe that either nominee will be unable to serve.
The following table sets forth the names, ages and positions of our directors as of March 22, 2021, the Record Date:

Name	Age	Position(s)
Badrinarayanan Kothandaraman	49	President, Chief Executive Officer, and Director
Steven J. Gomo(2)	69	Director
Jamie Haenggi(4)	51	Director
Benjamin Kortlang(1)(5)	45	Director
Joseph Malchow	35	Director
Richard S. Mora(5)(6)	56	Director
Thurman John Rodgers(3)(4)	73	Director

(1)Chair of the Nominating and Corporate Governance Committee.
(2)Chair of the Audit Committee.
(3)Chair of the Compensation Committee.
(4)Member of the Nominating and Corporate Governance Committee.
(5)Member of the Audit Committee.
(6)Member of the Compensation Committee.
It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting of Stockholders. Badri Kothandaraman, our President and Chief Executive Officer, and all of the members of our board of directors, as well as Eric Branderiz, our Chief Financial Officer, Lisan Hung, our General Counsel, and Raghu Belur, our Chief Products Officer attended our Annual Meeting of Stockholders in 2020.
The following is a brief biography of the nominees and each director whose term will continue after the Annual Meeting.

Enphase Energy, Inc. | 2021 Proxy Statement | 7

Nominees For Election For A Three-Year Term Expiring At The 2024 Annual Meeting
Class III Directors

Badrinarayanan Kothandaraman joined Enphase in April 2017 as chief operating officer, before being appointed president and chief executive officer and a member of our board of directors effective September 3, 2017. Mr. Kothandaraman previously served as Executive Vice President of the Data Communications Division of Cypress Semiconductor, a semiconductor design and manufacturing company, from April 2011 to September 2016. An engineer by training, Kothandaraman received his bachelor of technology degree from IIT Madras and a master of science degree in materials science from University of California, Berkeley. He started his career with Cypress Semiconductor in 1995 and worked in process technology development and chip design before becoming vice president of the Asynchronous SRAM Business in 2008. Kothandaraman was subsequently promoted to executive vice president of Cypress’s Data Communications Division in November 2011 and spent the next five years building the USB 3.0, USB-C and the Internet of Things businesses. He also served as the executive director of Cypress Semiconductor Technology India Private Limited from 2012 to 2016. Mr. Kothandaraman attended the Stanford Executive Program in 2008 and holds eight U.S. patents. Mr. Kothandaraman brings to our Board strong technical, operational, strategy, and leadership experience during his 21-year career at Cypress Semiconductor and his tenure at Enphase.
Joseph Malchow has served as a member of our Board since February 2020 and as a consultant to the Company since April 2019. Since 2013, Mr. Malchow has served as the founding partner at HNVR Technology Investment Management, a venture capital firm. He is the co-founder of Publir LLC, a cloud software company for high traffic websites, founded in 2011. Mr. Malchow is currently serving on the boards of Rodgers Silicon Valley Acquisition Corp. and Rice Acquisition Corp., both special purpose acquisition companies and is a member of the board of the National Civic Arts Society in Washington, D.C. Mr. Malchow holds an A.B. from Dartmouth College and a J.D. from Stanford University. Mr. Malchow brings to our Board many years of entrepreneurial and investment experience, with expertise in scaled infrastructure, software-driven business, and machine learning.
Mr. Malchow’s appointment to our Board in 2020 was deemed to satisfy the requirement for the appointment of a new director to be agreed upon by the Board and Mr. Rodgers (an existing member of the Board), pursuant to the securities purchase agreement, dated as of January 9, 2017, and as amended, between us and certain purchasers (including a trust affiliated with Mr. Rodgers).
The two nominees receiving the most “For” votes from the holders of shares present in person, by remote communication or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. Proxies may not be voted for a greater number of persons than the number of nominees named. The Company’s Corporate Governance Guidelines require that any nominee in an uncontested election who does not receive a majority of the votes cast shall submit an offer of resignation to the Nominating and Corporate Governance Committee. The Nominating and Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEES.

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Class II Directors Continuing in Office Until the 2023 Annual Meeting
Benjamin Kortlang has served as a member of our Board since May 2010. Since August 2016, Mr. Kortlang has been a Partner with G2VP, LLC, a venture capital firm. Since February 2008, Mr. Kortlang has been a Partner with Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Kortlang currently is a board member of Luminar Technologies, Inc., a LiDAR technology company. From July 2000 to January 2008, Mr. Kortlang worked with Goldman, Sachs & Co., most recently co-heading Goldman’s Alternative Energy Investing business. From June 2005 to February 2008, Mr. Kortlang was a Vice President within Goldman’s Special Situations Group, before which he was a Vice President in Goldman’s investment banking group focusing on Industrials and Natural Resources. From January 1996 to August 1998, Mr. Kortlang was an Associate with A.T. Kearney, Inc., a global management consulting firm where he focused on strategic and operations consulting in the energy, manufacturing, packaging, transportation and communications industries. From February 1993 to July 1994, Mr. Kortlang was a Business Analyst at National Australia Bank in strategic planning and macroeconomic forecasting. Mr. Kortlang holds a bachelor of business degree in economics and finance from Royal Melbourne Institute of Technology, a bachelor of commerce and an honors degree in econometrics from University of Melbourne and a master of business administration degree from the University of Michigan. Mr. Kortlang’s work as a venture capitalist with a focus on growth-stage investing in alternative energy technologies provides a valuable industry perspective to our Board. Additionally, Mr. Kortlang’s investing and business experience also provide our Board with a valuable perspective on building alternative energy businesses.
Richard Mora has served as a member of our Board since February 2014. Since April 2017 through April 2020, Mr. Mora has served as the Chief Executive Officer of Landis+Gyr, an energy management company. From January 2014 to April 2017, Mr. Mora has served as the Chief Operating Officer of Landis+Gyr. From August 2011 to January 2014, Mr. Mora served as the President and Chief Executive Officer of Landis+Gyr Americas where he had responsibilities for operations in both North and South America. From August 2008 to August 2011 Mr. Mora served as the President and Chief Executive Officer of Landis+Gyr North America. Mr. Mora holds a bachelor of arts degree in economics from Stanford University. Mr. Mora’s expertise in process and productivity improvements at the corporate, regional and country level provides a valuable perspective to our Board, as well as his years of experience with respect to emerging companies, risk management, team building and international operations.
Jamie Haenggi has served as a member of our board of directors since August 2020. Ms. Haenggi is currently an executive vice president, chief customer officer at ADT Security Services, a smart-home security provider, overseeing the end-to-end customer experience strategy and call center operations. She joined ADT in 2016 as senior vice president, chief sales and marketing officer and had previously been with the company from 1998 to 2006 with progressive senior leadership roles in commercial sales and marketing, and domestic and international sales and marketing. From 2010 to 2016, Ms. Haenggi was the chief customer experience officer at Protection 1, Inc., a home security systems company Previously, she was at Vonage, Inc. from 2006 to 2010 as the chief marketing officer and vice president of customer experience. Earlier in her career, Ms. Haenggi held various sales and marketing roles at Holmes Protection Group and National Guardian Corporation. She earned a bachelor of arts degree in international relations and Japanese from the University of Minnesota. Ms. Haenggi’s extensive experience in consumer and commercial sales, marketing, and customer experience brings a valuable perspective to our Board.
Class I Directors Continuing in Office Until the 2022 Annual Meeting
Steven J. Gomo has served as a member of our Board since March 2011. From August 2002 until October 2004, Mr. Gomo served as Senior Vice President of Finance and Chief Financial Officer, and from October 2004 until December 2011, as Executive Vice President of Finance and Chief Financial Officer, of NetApp, Inc., a computer storage and data management company. From November 2000 to April 2002, Mr. Gomo served as Chief Financial Officer of Gemplus International S.A., a smart card provider, and from February 1998 until August 2000, Mr. Gomo served as Chief Financial Officer of Silicon Graphics, Inc., a high-performance computer and computer graphics company. Prior to February 1998, Mr. Gomo held various finance, financial management, manufacturing, and general management positions at Hewlett-Packard Company, an information technology company. Mr. Gomo holds a bachelor of science degree in business administration from Oregon State University and a master of business administration degree from Santa Clara University. Mr. Gomo currently serves on the boards of directors of Nutanix, Inc., a next-generation hyperconverged enterprise cloud platform company; Micron Technology, Inc., a global memory and storage solutions provider; and Rodgers Silicon Valley Acquisition Corp, a special purpose acquisition company. From February 2005 to May 2017 Mr. Gomo served on the board of SanDisk Corporation, a designer, developer and manufacturer or flash storage solutions. From February 2012 to November 2017 Mr. Gomo served on the board of NetSuite Inc., a provider of cloud-based financials, enterprise resource planning and omnichannel commerce software suites. Mr. Gomo brings to our Board valuable financial and business expertise
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through his years of experience as a chief financial officer with publicly traded companies. Mr. Gomo provides an important role in leading the Board’s activities on financial and auditing matters, as well as collaborating with our independent registered public accounting firm and management team in these areas.
Thurman John Rodgers has served as a member of our Board since January 2017. Mr. Rodgers founded Cypress Semiconductor Corporation in 1982 and served as the President, Chief Executive Officer and as a member of the Board of Directors until April 2017. Since September 2020, he has served as the Chairman of the board and chief executive officer of Rodgers Silicon Valley Acquisition Corp., a special purpose acquisition company. From May 2002 to May 2011 Mr. Rodgers served as a member of the board of directors of SunPower Corporation, an energy company. From June 2004 through December 2012 Mr. Rodgers was a member of the board of trustees of Dartmouth College, his alma mater, and holds a Bachelor of Science degree in physics and chemistry from Dartmouth. Mr. Rodgers holds a master’s degree and a Ph.D. in electrical engineering from Stanford University. At Stanford, Mr. Rodgers invented, developed and patented VMOS technology. Mr. Rodger’s brings 35 years of public company CEO experience to our board.
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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
Under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board determined that each of our current directors, other than Mr. Kothandaraman, our Chief Executive Officer, and Mr. Malchow, who has served as a consultant for us since 2019, qualifies as an “independent” director within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under Nasdaq rules.
In making this determination, our Board considered certain relationships and transactions that occurred in the ordinary course of business between the Company and entities which some of our directors are or have been affiliated. The Board considered the following relationships and transactions that occurred during any 12-month period within the last three fiscal years and determined that they were not material transactions that would impair the particular director’s independence or interfere with their exercise of independent judgment in carrying out their responsibilities as directors:
•Mr. Rodgers’ purchase of $5.0 million aggregate principal amount of convertible senior notes due 2023 in a private placement in August 2018.
Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.
BOARD LEADERSHIP STRUCTURE
Our Board has a Lead Independent Director, Mr. Gomo, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, as well as establish the agenda for these meetings. Accordingly, the Lead Independent Director has substantial ability to shape the work of the Board. The Company believes that having a Lead Independent Director reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having a Lead Independent Director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having a Lead Independent Director can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Audit Committee responsibilities also include oversight of cybersecurity risk management through its oversight of our controls and procedures in the finance and accounting areas. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the Board meets with certain members of our executive team, including the heads of our different organizational functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business, such as the potential risks to our business resulting from the coronavirus pandemic.
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MEETINGS OF THE BOARD OF DIRECTORS
The Board met six times during the 2020 fiscal year. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of the 2020 fiscal year for which he or she was a director or committee member.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. All directors on the Board also participate on the Strategic Committee which was established by the Board to consider and make recommendations to the Board regarding issues impacting the strategic direction of the Company, with participation from management, from time to time.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee, among other things:
•evaluates the performance of and assesses the qualifications of the independent auditors;
•determines and approves the scope of engagement and compensation of the independent auditors;
•confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and
•establishes procedures, as required by law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
Our Audit Committee also has the following responsibilities:
•determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;
•reviewing and approving or rejecting transactions between the Company and any related persons; and
•reviewing and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls.
The Audit Committee is composed of three directors: Messrs. Gomo, Kortlang and Mora. The Audit Committee met 6 times during the 2020 fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://investor.enphase.com/corporate-governance.cfm.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent, as required by Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards.
The Board has also determined that Mr. Gomo qualifies as an “audit committee financial expert,” as defined in SEC rules. The Board made a qualitative assessment of Mr. Gomo’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.
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Report of the Audit Committee of the Board of Directors1
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Mr. Steven J. Gomo
Mr. Benjamin Kortlang
Mr. Richard Mora

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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Compensation Committee
The Compensation Committee is composed of two directors: Messrs. Mora and Rodgers. All members of the Company’s Compensation Committee have been and are “independent,” as required by Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met four times during the 2020 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investor.enphase.com/corporate-governance.cfm.
The Compensation Committee acts on behalf of the Board to review and adopt, or recommend to the Board for adoption, and oversee the Company’s compensation strategy, policies, plans and programs, including:
•approving or recommending for approval to our Board the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers;
•evaluating and recommending to the Board for approval the compensation plans and programs, as well as evaluating and recommending to the Board for approval the modification or termination of existing plans and programs;
•reviewing and approving the type and amount of compensation to be paid or awarded to Board members;
•administering our equity incentive plans;
•establishing policies with respect to equity compensation arrangements;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•reviewing the adequacy of our Compensation Committee charter on a periodic basis; and
•reviewing and evaluating the performance of the Compensation Committee.
Compensation Committee Processes and Procedures
The Compensation Committee meets at least annually, and with greater frequency if necessary. The Compensation Committee met four times during 2020. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and Vice President of Human Resources. The Compensation Committee meets periodically in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company. The Nominating and Corporate Governance Committee is also responsible for overseeing our Sustainability & Environmental, Social and Governance (ESG) strategy, initiatives, and policies, including communications with employees, investors, and other stakeholders.
The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Kortlang and Rodgers and Ms. Haenggi. All members of the Nominating and Corporate Governance Committee are independent (as independence is defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during the 2020 fiscal year, and Committee business was also discussed
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from time to time during meetings of the Board. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investor.enphase.com/corporate-governance.cfm.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including: having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. This process is designed to follow the guiding principle that the composition of the Board should reflect a diversity of thought, backgrounds, skills, experiences and expertise, and a range of tenures that are appropriate given the Company’s current and anticipated circumstances. Consistent with this philosophy, in addition to the criteria set forth above and subject to the rights of any third party to designate a director, the Nominating and Corporate Governance Committee will ensure each pool of qualified candidates for additional or vacant Board positions from which Board nominees are chosen includes candidates who bring racial and/or gender diversity. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee is committed to identifying qualified candidates of diverse qualities and backgrounds, including female candidates and/or candidates from underrepresented groups for its Board. In furtherance of this commitment, the Nominating and Corporate Governance Committee will proactively include female candidates and/or candidates from underrepresented groups in the initial list of candidates from which it will select prospective director candidates in each future director search, and will require that any search firm it may engage to assist with a director search do the same.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon Nasdaq listing standards, SEC rules and regulations and the advice of counsel, if necessary.
The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. To date, the Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of the Company’s voting stock. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Corporate Secretary at the following address: 47281 Bayside Parkway, Fremont, CA 94538, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director
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if elected.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
We have not adopted a formal process for stockholder communications with the Board. However, every reasonable effort has been made to ensure that the views of stockholders are heard by the Board or individual director, and that appropriate responses are provided to stockholders in a timely manner. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.
Our stockholders may direct communications to a particular director or to the directors generally, in care of Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538.
In addition, any interested person, including any stockholder, may communicate directly with our non-management directors. Persons interested in communicating directly with our non-management directors regarding any concerns or issues may do so by addressing correspondence to a particular director, or to our non-management directors generally, in care of Enphase Energy, Inc. 47281 Bayside Parkway, Fremont, CA 94538. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Lead Independent Director, or the Chair of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee.
CORPORATE GOVERNANCE
Our Board has adopted Corporate Governance Guidelines (“Guidelines”) that outline the role of the Board and the responsibilities its various committees. These Guidelines are available on our website at http://investor.enphase.com/corporate-governance.cfm. The Guidelines assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth the practices that the Board intends to follow with respect to board composition and selection, the role of the Board, director orientation and education, director compensation, board meetings and involvement of senior management, board committees, Chief Executive Officer performance evaluation, succession planning and board assessment.
CODE OF CONDUCT
The Company has adopted the Enphase Energy Code of Conduct (“Code of Conduct”) that applies to all officers, directors and employees. The Code of Conduct is available on the Company’s website at http://investor.enphase.com/corporate-governance.cfm. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company intends to promptly disclose the nature of the amendment or waiver on its website.
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE REPORT
The Company published its inaugural environmental, social, and governance (“ESG”) report earlier this year and intends to do so going forward on an annual basis. The Company’s ESG efforts are overseen by a senior management committee, along with board-level oversight led by our Nominating and Corporate Governance Committee. The Board will receive reports on sustainability and ESG matters from the Nominating and Corporate Governance Committee and senior management team at a minimum on an annual basis. The ESG report is available in the ESG section of our website. Additional information about the role of the Nominating and Corporate Governance Committee can be found in its written charter, also available to stockholders on our website. Information contained on our website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
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PROPOSAL 2
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. We are seeking an advisory vote from our stockholders to approve the compensation paid to our named executive officers “(NEOs”), as disclosed in this proxy statement.
The Compensation Committee, with assistance from an external compensation consultant, has structured our executive compensation program to stress a pay-for-performance philosophy. The compensation opportunities provided to our NEOs are significantly dependent on Enphase’s financial performance, the performance of Enphase’s stock and the NEO’s individual performance, which is intended to drive creation of sustainable stockholder value. The Compensation Committee will continue to emphasize what it believes to be responsible compensation arrangements that attract, retain, and motivate high-caliber executive officers, and motivate those officers to achieve Enphase’s short- and long-term business strategies and objectives.
You have the opportunity to vote “For” or “Against” or to “Abstain” from voting to approve, on an advisory basis, the compensation paid to our NEOs as disclosed below in this proxy statement. In deciding how to vote on this proposal, we encourage you to consider Enphase’s executive compensation philosophy and objectives, and the design principles and the elements of Enphase’s executive compensation program described below. As described in this proxy statement, a guiding principle of our compensation philosophy is that compensation should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in proportions we believe will provide the proper incentives, reward our NEOs and help us achieve our goals and increase stockholder value. For example:
•Our NEOs receive a market-based compensation package.
•NEOs’ compensation is substantially tied to performance. A significant portion of their cash and equity compensation is based upon our financial performance along with our assessments of individual performance.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The compensation of our NEOs subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is APPROVED.”
While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or Enphase, we value the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding our executive compensation program.
Approval of this Proposal 2 requires “For” votes from the holders of a majority of shares present in person, by remote communication or by proxy and entitled to vote at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

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PROPOSAL 3
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
OVERVIEW
The Board is requesting shareholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock 200,000,000 shares to 300,000,000 shares (the “Charter Amendment”). The Board has unanimously approved, and recommended that our stockholders approve, the Charter Amendment, which is attached to this proxy statement as Appendix A. We urge you to read Appendix A in its entirety before casting your vote.
The additional common stock to be authorized by adoption of the Charter Amendment would have rights identical to the currently outstanding shares of our common stock. Adoption of the proposed Charter Amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the Charter Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
As of March 22, 2021, we were authorized to issue up to 200,000,000 shares of our common stock, of which 135,596,126 shares were issued and outstanding. Additional shares were reserved for issuance under our equity incentive plans and other outstanding securities, including:
•14,649,658 shares of our common stock reserved for future issuance under our 2011 Equity Incentive Plan, as amended (the “2011 Plan”), to be reduced to zero in the event the 2021 Plan (as defined below) is approved by our stockholders at the Annual Meeting;
•9,530,000 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”), if the 2021 Plan is approved by our stockholders at the Annual Meeting;
•1,988,887 shares of our common stock reserved for future issuance under our 2011 Employee Stock Purchase Plan (the “ESPP”);
•2,476,216 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $1.92 per share;
•2,894,306 shares of our common stock issuable upon the vesting of outstanding restricted stock units;
•990,099 shares reserved for future issuance under our convertible notes due 2023 (the “2023 Notes”);
•257,958 shares reserved for future issuance under our convertible notes due 2024 (the “2024 Notes”);
•1,912,477 shares reserved for future issuance under our convertible notes due 2025 (the “2025 Notes”);
•3,496,966 shares reserved for future issuance under our convertible notes due 2026 (the “2026 Notes”);
•3,179,060 shares reserved for future issuance under our convertible notes due 2028 (the “2026 Notes” and together with the 2023 Notes, 2024 Notes, 2025 Notes and 2026 Note, the “Convertible Notes”);
•248,036 shares reserved for potential issuance under the warrant transactions entered into by us on May 30, 2019 and June 4, 2019 in connection with the offering of our 2024 Notes (the “2019 Warrants”);
•2,508,172 shares reserved for potential issuance under the warrant transactions entered into by us on March 4, 2020 in connection with the offering of our 2025 Notes (the “2020 Warrants” ); and
•8,151,120 shares reserved for potential issuance under the warrant transactions entered into by us
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on February 24, 2021 and March 13, 2021 in connection with the offering of our 2026 Notes and 2028 Notes (the “2021 Warrants” and together with the 2019 Warrants and the 2020 Warrants, the “Warrants”).
The stock issuable under our equity incentive plans may be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market or otherwise. Conversion of our 2023 Notes will be settled in shares of our common stock, and settlement of our 2024 Notes, 2025 Notes, 2026 Notes and 2028 Notes may be made through payment or delivery, as the case may be, of cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.
As of the Record Date, no shares of our preferred stock were issued or outstanding. No change to the number of shares of our authorized preferred stock is being made or proposed.
The purpose of the proposed Charter Amendment is to provide the Company with a sufficient number of shares of common stock for future corporate needs, to provide flexibility to pursue financing transactions opportunistically, while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees, including potential future increases in the number of shares of common stock reserved for issuance under 2021 Equity Incentive Plan. Accordingly, the Board has declared the proposed Charter Amendment to be advisable and in the best interests of the Company and our stockholders and is submitting the Charter Amendment to a vote of our stockholders.
Reasons to Approve the Charter Amendment and Increase Our Authorized Common Stock
The Board believes that the proposed Charter Amendment and increase in the number of authorized shares of our common stock is desirable to enhance our flexibility in taking possible future actions, such as raising additional equity capital, exchanging equity for debt or other transactions that have similar effect, stock-based acquisitions, stock splits and dividends, equity incentive awards or other corporate purposes.
By approving the increase to the Company’s authorized shares of common stock now, we will be able to act in a timely manner when such a need arises or when the Board believes it is in the best interests of the Company and our stockholders to take action, without the delay and expense that would be required at that time to obtain stockholder approval of such an increase at a special meeting of stockholders.
As of the date of this proxy statement, we do not currently have any definitive agreements or plans to issue the additional shares of common stock that would be authorized as a result of approving the proposed Charter Amendment. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the Company’s best interest and the best interest of our stockholders.
Effect of the Charter Amendment and Increase in Authorized Shares of Common Stock
If the proposed Charter Amendment is adopted, the newly authorized shares of common stock would be unreserved and available for issuance. No further stockholder authorization would be required prior to the issuance of such shares of common stock by the Company, except where stockholder approval is required by law or under Nasdaq rules. If any of the Notes or Warrants are not settled in full with the shares of common stock reserved for potential conversions or exercises of the Notes and Warrants, we anticipate that the related unissued shares of common stock would become unreserved and available for issuance.
The increase in our authorized shares of common stock would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders. However, any subsequent issuance of shares of common stock (including upon the conversion of the Notes and the exercise of the Warrants), other than on a pro-rata basis to all stockholders, would reduce each stockholder’s proportionate interest in the Company. Any of the additional shares of common stock issued in the future would have the same rights and privileges as attach to the common stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.
Except as set forth in the Charter Amendment, all of the remaining provisions of the Amended and Restated Certificate of Incorporation will remain in full force and effect without change.
Anti-takeover Effects
SEC rules require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although the Board has not proposed the Charter Amendment and the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company,
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under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed Charter Amendment and authorized common stock increase is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board or management.
Timing of the Proposed Charter Amendment
If the authorized common stock increase is approved, as soon as practicable after the Annual Meeting, we will file the Charter Amendment with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of common stock. Upon approval and following such filing with the Secretary of State of Delaware, the Charter Amendment will become effective on the date it is filed.
Vote Required
Approval of this Proposal 3 requires “For” votes from the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting. If you are a stockholder of record as of the Record Date and you fail to vote in person, by remote communication, by failing to return your proxy card or to vote using the telephone or Internet, it will have the same effect as an “Against” vote. If you are a stockholder of record and return a signed and dated proxy card without providing specific voting instructions on Proposal 3, or do not specify your vote on Proposal 3 when voting using the telephone or internet, your shares will be voted “For” Proposal 3 in accordance with the recommendations of our Board. Abstentions will have the same effect as “Against” votes.
We believe that Proposal 3 will be deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 3, your broker or nominee will have the discretion to vote your shares on Proposal 3. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on Proposal 3 in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 3 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” Proposal 3. While we do not expect any broker non-votes on Proposal 3, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as an “Against” vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.
If the stockholders approve Proposal 3, we will file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to amend Article IV, Section A, in its entirety, to read as follows:
“(A) This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is 310,000,000 shares, each with a par value of $0.00001 per share, 300,000,000 shares of which shall be Common Stock and 10,000,000 shares of which shall be Preferred Stock.”
We urge investors to vote “For” this proposal as failure to obtain a majority of the outstanding shares entitled to vote at the Annual Meeting will limit the Company’s ability to operate and execute on current and future business plans.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.
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PROPOSAL 4
APPROVAL OF THE ENPHASE ENERGY, INC. 2021 EQUITY INCENTIVE PLAN

The Board is requesting stockholder approval of the Enphase Energy, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).
Our stockholders’ approval of the 2021 Plan will allow us to continue to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Board or Compensation Committee. The 2021 Plan will also allow us to further utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to continue to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.
If this Proposal 4 is approved by our stockholders, the 2021 Plan will become effective as of the date of the Annual Meeting and no additional awards will be granted under the Enphase Energy, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) on or after such date.
In the event that our stockholders do not approve this Proposal 4, the 2021 Plan will not become effective and the 2011 Plan will continue to be effective in accordance with its terms. However, unless terminated sooner by the Board, the 2011 Plan will automatically terminate on June 9, 2021 in accordance with its terms. Therefore, if our stockholders do not approve this Proposal 4, we will not be able to grant any equity incentive awards to our current employees, directors and consultants after June 9, 2021, which would significantly impact our ability to motivate and retain such individuals.
Why You Should Vote for the 2021 Plan
The 2021 Plan Combines Compensation and Governance Best Practices
The 2021 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•Stockholder approval is required for additional shares. The 2021 Plan does not contain an annual “evergreen” provision. The 2021 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.
•Repricing is not allowed. The 2021 Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2021 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•No liberal share counting provisions for stock options or stock appreciation rights. The following shares will not become available again for issuance under the 2021 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of a stock option or stock appreciation right; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock option or stock appreciation right; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or strike price of a stock option or stock appreciation right; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.
•Restrictions on dividends. The 2021 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

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Overhang
The following table provides certain information regarding our equity incentive program.

As of Record Date
Total number of shares of common stock subject to outstanding stock options	2,476,216
Weighted-average exercise price of outstanding stock options	$1.92
Weighted-average remaining term of outstanding stock options	3.52 years
Total number of shares of common stock subject to outstanding full value awards(1)	2,894,306
Total number of shares of common stock available for grant under the 2011 Plan(2)	14,649,658
Total number of shares of common stock outstanding	135,596,126
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$161.11

(1)A “full value award” is any award other than a stock option or stock appreciation right with respect to which the exercise or strike price is at least 100% of the fair market value of our common stock on the date of grant.
(2)Such shares will not be available for grant under the 2021 Plan. As of the Record Date, there were no shares of common stock available for grant under any of our other equity incentive plans.
We Manage Our Equity Incentive Award Use Carefully
We continue to believe that equity incentive awards such as stock options and restricted stock unit awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.
The Size of Our Share Reserve Request Is Reasonable
If this Proposal 4 is approved by our stockholders, we will have 9,530,000 new shares available for grant under the 2021 Plan, plus the Prior Plan Returning Shares (as defined in the 2021 Plan and described below), as such shares become available from time to time, minus the number of shares subject to any award granted under the 2011 Plan after the Record Date but prior to the date of the Annual Meeting.
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive program for fiscal years 2020, 2019 and 2018.

	Fiscal Year
	2020	2019	2018
Total number of shares of common stock subject to stock options granted	11,000	43,000	213,000
Total number of shares of common stock subject to time-based full value awards granted	1,550,000	2,112,000	3,152,000
Total number of shares of common stock subject to performance-based full value awards granted	989,000	1,052,000	1,477,000
Total number of shares of common stock subject to all awards granted	2,550,000	3,207,000	4,842,000
Total number of shares of common stock subject to performance-based full value awards earned and vested	1,450,000	1,063,000	—
Weighted-average number of shares of common stock outstanding	125,561,000	116,713,000	99,619,000
Burn Rate(1)	2.40%	2.76%	3.38%

(1)Burn Rate is calculated as (shares subject to stock options granted + shares subject to time-based full value awards granted + shares subject to performance-based full value awards earned and vested) / weighted average common stock outstanding.

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Description of the 2021 Plan
A summary of the principal features of the 2021 Plan follows below. The summary is qualified by the full text of the 2021 Plan that is attached as Appendix B to this proxy statement.
Purpose
The 2021 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The 2021 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2021 Plan will not exceed: the sum of (i) 9,530,000 new shares and (ii) the Prior Plan Returning Shares (as defined in the 2021 Plan and described below), as such shares become available from time to time; minus the number of shares subject to any award granted under the 2011 Plan after the Record Date but prior to the date of the Annual Meeting.
For purposes of the 2021 Plan, the term “Prior Plan Returning Shares” refers to the following shares of our common stock: (i) any shares subject to an award granted under the 2011 Plan that is outstanding as of the date of the Annual Meeting (a “Prior Plan Award”) that on or following the date of the Annual Meeting are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares subject to a Prior Plan Award that on or following the date of the Annual Meeting are not issued because such Prior Plan Award or any portion thereof is settled in cash; (iii) any shares issued pursuant to a Prior Plan Award that on or following the date of the Annual Meeting are forfeited back to or repurchased by the Company because of a failure to vest; (iv) any shares that on or following the date of the Annual Meeting are reacquired or withheld (or not issued) by the Company to satisfy the purchase price of a Prior Plan Award that is a full value award; and (v) any shares that on or following the date of the Annual Meeting are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Prior Plan Award that is a full value award.
The share reserve of the 2021 Plan will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the 2021 Plan: (i) any shares subject to an award granted under the 2021 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the 2021 Plan that are not issued because such award or any portion thereof is settled in cash.
The following shares of our common stock will revert to the share reserve of the 2021 Plan and become available again for issuance under the 2021 Plan: (i) any shares issued pursuant to an award granted under the 2021 Plan that are forfeited back to or repurchased by the Company because of a failure to vest; (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the purchase price of a full value award granted under the 2021 Plan; and (iii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a full value award granted under the 2021 Plan.
The following shares of our common stock will not revert to the share reserve of the 2021 Plan or become available again for issuance under the 2021 Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or strike price of a stock option or stock appreciation right granted under the 2021 Plan or the 2011 Plan; (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock option or stock appreciation right granted under the 2021 Plan or the 2011 Plan; (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of a stock option or stock appreciation right granted under the 2021 Plan or the 2011 Plan; and (iv) in the event that a stock appreciation right granted under the 2021 Plan or the 2011 Plan is settled in shares, the gross number of shares subject to such award.
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Eligibility
All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2021 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2021 Plan only to our (including our affiliates’) employees.
As of the Record Date, we (including our affiliates) had approximately 989 employees, six non-employee directors and 10 consultants.
Administration
The 2021 Plan will be administered by our Board, which may in turn delegate authority to administer the 2021 Plan to a committee. Our Board has delegated concurrent authority to administer the 2021 Plan to our Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4.
Subject to the terms of the 2021 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2021 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2021 Plan.
The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such officer. The officer may not grant an award to himself or herself.
Repricing; Cancellation and Re-Grant of Awards
Under the 2021 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Dividends and Dividend Equivalents
The 2021 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Stock Options
Stock options may be granted under the 2021 Plan pursuant to stock option agreements. The 2021 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.
The exercise price of a stock option granted under the 2021 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the 2021 Plan may not exceed 10 years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written
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agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 18 months following the participant’s termination due to the participant’s disability or death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2021 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2021 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2021 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2021 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the 2021 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2021 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2021 Plan is 30,000,000 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2021 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the 2021 Plan may not exceed 10 years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon
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termination of continuous service and restrictions on transfer as stock options under the 2021 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the 2021 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2021 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Stock Awards
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
Performance goals under the 2021 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) any other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; and (vi) to make other appropriate adjustments selected by the Plan Administrator.
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In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2021 Plan. Subject to the terms of the 2021 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback/Recoupment
Awards granted under the 2021 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2021 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding awards.
Corporate Transaction
The following provisions will apply to outstanding awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy, or unless otherwise expressly provided by the Plan Administrator at the time of grant of the award.
In the event of a corporate transaction, the Plan Administrator will take one or more of the following actions with respect to outstanding awards under the 2021 Plan, contingent upon the closing or completion of such corporate transaction: (i) arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to such corporate transaction); (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of our common stock issued pursuant to the award to the surviving or acquiring corporation (or its parent company); (iii) accelerate the vesting (and exercisability, if applicable), in whole or in part, of the award to a date prior to the effective time of such corporate transaction as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of such corporate transaction), with such award terminating if not exercised (if applicable) prior to the effective time of such corporate transaction in accordance with the exercise procedures determined by the Plan Administrator; (iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the award; (v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of such corporate transaction, in exchange for such cash consideration, if any, as the Plan Administrator may consider appropriate; or (vi) make a payment, in such form as may be determined by the Plan Administrator, equal to the excess, if any, of (a) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of such corporate transaction, over (b) any exercise price payable by the participant in connection with such exercise.
For purposes of the 2021 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
Enphase Energy, Inc. | 2021 Proxy Statement | 27

Change in Control
Awards under the 2021 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2021 Plan and described below) as may be provided in the applicable award agreement, in any other written agreement or plan between us or one of our affiliates and the participant, or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.
For purposes of the 2021 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; (iv) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (v) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.
Plan Amendments and Termination
The Plan Administrator has the authority to amend or terminate the 2021 Plan at any time. However, except as otherwise provided in the 2021 Plan or an award agreement, no amendment or termination of the 2021 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the 2021 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2021 Plan after March 25, 2031, which is the tenth anniversary of the date the 2021 Plan was adopted by the Board.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2021 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2021 Plan. The 2021 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Enphase Energy, Inc. | 2021 Proxy Statement | 28

Incentive Stock Options
The 2021 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
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Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) Limitations
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2021 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.
New Plan Benefits under 2021 Plan

Name and Position	Number of Shares
Badrinarayanan Kothandaraman President and CEO	(1)
Eric Branderiz EVP and CFO	(1)
Jeffrey McNeil EVP and COO	(1)
David Ranhoff EVP and CCO	(1)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	(2)
All employees, including all current officers who are not executive officers, as a group	(1)

(1)Awards granted under the 2021 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2021 Plan, and our Board and our Compensation Committee have not granted any awards under the 2021 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2021 Plan are not determinable.
(2)Awards granted under the 2021 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2021 Plan. However, pursuant to our current non-employee director compensation policy, on the date of each annual meeting of our stockholders, (i) each of our non-employee directors, except Mr. Malchow, will automatically receive a restricted stock unit award with a value of $250,000 and (ii) our lead independent director will automatically receive a restricted stock unit award with a value of $20,000. The number of shares of our common stock subject to such awards is determined on the basis of the closing price of our common stock on the grant date and, therefore, is not determinable at this time. On and after the date of the Annual Meeting, any such awards will be granted under the 2021 Plan if this Proposal 4 is approved by our stockholders. Mr. Malchow will not receive any such awards during the term of his consulting agreement with us. For additional information regarding our current non-employee director compensation policy, please see “Director Compensation” below.
Enphase Energy, Inc. | 2021 Proxy Statement | 30

Vote Required
Approval of this Proposal 4 requires “For” votes from the holders of a majority of shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.
Enphase Energy, Inc. | 2021 Proxy Statement | 31

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte & Touche LLP has audited our financial statements since 2007. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Our Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either for or against this proposal. The Audit Committee will consider a vote against Deloitte & Touche LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019, by Deloitte & Touche LLP, our independent registered public accounting firm:

	Years Ended December 31,
	2020	2019
	(in thousands)
Audit Fees	$2,161	$1,772
Audit-related Fees	405	287
Tax Fees	101	333
All Other Fees	—	—
Total Fees	$2,667	$2,392
Audit Fees: For 2020 and 2019, consists of fees for professional services rendered, including audited financial statements presented in our annual report on Form 10-K, review of interim financial statements presented in our quarterly reports on Form 10-Q, services provided in connection with regulatory filings, our registration statement on Form S-8 related to our equity incentive plans, issuance of convertible notes and other matters related to our periodic filings with the SEC.
Audit-related Fees: Consists of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.
Tax Fees: Consists of professional services rendered for tax compliance, tax advice and tax planning.
All fees described above were pre-approved by the Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES.
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.
Enphase Energy, Inc. | 2021 Proxy Statement | 32

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THIS PROPOSAL 5.
Enphase Energy, Inc. | 2021 Proxy Statement | 33

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 1, 2021 by: (i) each director and nominee for director; (ii) each named executive officer as set forth in the Summary Compensation Table of this proxy statement; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Enphase Energy, Inc. 47281 Bayside Parkway, Fremont, CA 94538.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
The Vanguard Group(2)	12,977,583	9.7%
BlackRock, Inc.(3)	15,010,272	11.2%
JPMorgan Chase & Co.(4)	6,953,366	5.2%

Named Executive Officers and Directors
Badrinarayanan Kothandaraman(5)	2,537,239	1.9%
Eric Branderiz(6)	138,689	*
Jeffrey McNeil(7)	131,049	*
David Ranhoff(8)	40,549	*
Steven J. Gomo(9)	200,769	*
Jamie Haenggi(10)	1,709	*
Benjamin Kortlang(11)	877,341	*
Joseph Malchow(12)	76,700	*
Richard Mora(13)	197,666	*
Thurman John Rodgers(14)	2,564,891	1.9%
All executive officers and directors as a group (10 persons)(15)	6,766,602	5.0%

*    Less than one percent.
1.This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 134,119,704 shares of our common stock outstanding at March 1, 2021. In accordance with the rules and regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to shares held by the person that are currently exercisable or exercisable (or issuable upon vesting of restricted stock units (“RSUs”)) within 60 days of March 1, 2021. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
2.The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 10, 2021, reporting beneficial ownership as of January 29, 2021 and consists of common stock held of record by The Vanguard Group, which reports that it has sole voting power over no shares, sole dispositive power over 12,519,484 shares, shared voting power over 201,398 shares, and shared dispositive power over 458,099 shares reporting on behalf of the following subsidiaries: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited. The address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.
3.The indicated ownership is based solely on a Schedule 13G/A filed by the reporting person on February 5, 2021, reporting beneficial ownership as of December 31, 2020. The reporting entity is a parent holding company and has sole voting power with respect to 14,448,635 shares and sole dispositive power with respect to 15,010,272 shares, reporting on behalf of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.
Enphase Energy, Inc. | 2021 Proxy Statement | 34

4.The indicated ownership is based solely on a Schedule 13G filed by the reporting person on January 11, 2021, reporting beneficial ownership as of December 31, 2020. The reporting entity is a parent holding company and has sole voting power with respect to 6,722,451 shares, shares voting power over 10,015 shares, sole dispositive power over 6,936,004 shares and shared dispositive power over 14,662 shares, reporting on behalf of J.P. Morgan Investments Management Inc., JPMorgan Chase Bank, National Association, JPMorgan Asset Management (UK) Limited, J.P. Morgan (Suisse) SA, J.P. Morgan Trust Company of Delaware, J.P. Morgan Securities LLC, J.P. Morgan Private Investments Inc., J.P. Morgan Alternative Asset Management Inc. The business address of J.P. Morgan Chase & Co is 383 Madison Avenue, New York, NY 10179.
5.Includes: (a) 1,564,673 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2021; (b) 420,000 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2021; and (c) 607,160 shares held directly by Mr. Kothandaraman.
6.Includes: (a) 138,689 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2021; and (b) 145,377 shares held directly by Mr. Branderiz.
7.Includes: (a) 93,500 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2021; and (b) 98,460 shares held directly by Mr. McNeil.
8.Consists: 40,549 shares held directly by Mr. Ranhoff.
9.Consists solely of stock options exercisable for 200,769 shares within 60 days of March 1, 2021.
10.Consists: 1,709 shares held directly by Ms. Haenggi.
11.Includes: (a) 2,614 shares held by KPCB Holdings, Inc., of which Mr. Kortlang is a board member; (b) stock options exercisable for 200,769 shares within 60 days of March 1, 2021; and (c) 600,000 shares held by trust. Mr. Kortlang disclaims beneficial ownership of the shares held by trust, except to the extent of his pecuniary interest therein.
12.Includes: (a) 6,250 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2021; and (b) 70,450 shares held directly by Mr. Malchow.
13.Includes: (a) 67,666 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2021; and (b) 130,000 shares held directly by Mr. Mora.
14.Includes: (a) 1,344,874 shares of common stock held by Rodgers Massey Revocable Living Trust dtd 4/4/1 for which Mr. Rodgers and his spouse, Valeta Massey, serve as trustees and share joint voting and dispositive power.; (b) 900,090 shares of common stock issuable upon the conversion of convertible senior notes due 2023 at the option of the holder within 60 days of March 1, 2021; and (iii) stock options exercisable 319,927 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020
15.Includes: (a) 6,158,617 shares beneficially owned by the current directors and executive officers; (b) 2,025,144 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2021; and (c) 629,750 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2021.

Enphase Energy, Inc. | 2021 Proxy Statement | 35

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on (i) a review of Forms 3 and 4 and any amendments thereto filed electronically with the SEC during 2020, (ii) a review of Forms 5 and any amendments thereto filed electronically with the SEC with respect to 2020, and (iii) written representations that no Form 5 reports were required during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for the following:

Name of Officer	Date of Transaction	Date of Form 3 Filing	Number of Transactions
Joseph Malchow(1)	February 28, 2020	March 19, 2020	1

(1)Filed late due to administrative delays in obtaining EDGAR code
MANAGEMENT
EXECUTIVE OFFICERS OF THE REGISTRANT
The following table sets forth certain information concerning our executive officers as of March 22, 2021:

Name	Age	Position
Badrinarayanan Kothandaraman	49	President, Chief Executive Officer
Eric Branderiz	56	Executive Vice President and Chief Financial Officer
David Ranhoff	66	Executive Vice President and Chief Commercial Officer
Jeffrey McNeil	59	Executive Vice President and Chief Operating Officer
Badrinarayanan Kothandaraman has served as our President and Chief Executive Officer and a member of our board of directors since September 2017. Mr. Kothandaraman’s biography is included above under the section titled “Class III Directors Continuing in Office Until the 2021 Annual Meeting.”
Eric Branderiz has served as our Vice President and Chief Financial Officer since June 2018 and as our Executive Vice President and Chief Financial Officer since February 2020. He previously served as Chief Accounting Officer and Corporate Controller of Tesla, Inc., an automotive and renewable energy company, from October 2016 to March 2018. Prior to Tesla, he held various positions at SunPower Corporation, a solar energy system design and manufacturing company, including: Senior Vice President, Corporate Controller and Chief Accounting Officer from August 2012 until October 2016, Vice President, Corporate Controller and Chief Accounting Officer from September 2011 to July 2012, Vice President and Corporate Controller from June 2010 to August 2011. Concurrent with his other responsibilities at SunPower, he was also Senior Vice President, Head of Corporate Tax from March 2016 until October 2016, and served as Senior Vice President, Head of Corporate Financial Planning & Analysis from June 2015 to March 2016 and as Senior Vice President, Head of Global Residential and Light Commercial Operations and Finance from March 2013 to September 2014. From May 2009 through June 2010, he served as Vice President, Corporate Controller, Treasurer and Head of Subsidy Business Operations for the Knowledge Learning Corporation. Mr. Branderiz was Senior Vice President and Corporate Controller and Head of Corporate Finance for Spansion, Inc. from September 2007 to April 2009. Prior to that Mr. Branderiz held various senior positions at Advanced Micro Devices, Inc. including Controller, Americas. Mr. Branderiz received a degree in Business Commerce, with a concentration in Accounting, from the University of Alberta, Canada in 1996, and is a Certified Public Accountant in California. He began his career as an auditor at Ernst & Young LLP.
Enphase Energy, Inc. | 2021 Proxy Statement | 36

David Ranhoff has served as our Vice President and Chief Commercial Officer since December 2017 and as our Executive Vice President and Chief Commercial Officer since February 2020. Mr. Ranhoff joined Enphase from GCL Solar Materials, a solar energy equipment supplier, where he was the president and CEO from April 2017 to December 2017. Prior to GCL, he was with SunEdison Inc., a renewable energy company, serving as president of the Solar Materials group from July 2013 until March 2017, and as a senior vice president of sales and marketing for both the solar materials and semiconductor divisions at SunEdison from July 2010 to June 2013. He joined SunEdison through its acquisition of Solaicx Inc., a crystal growth manufacturing company, where he served as president and CEO from May 2009 to July 2010. Mr. Ranhoff received his Bachelor of Science degree in electrical engineering from Northeastern University and attended the Stanford Executive Program.
Jeffrey McNeil has served as our Chief Operating Officer since April 2019 and as our Executive Vice President and Chief Operating Officer since February 2020. He had joined Enphase in January 2018 as our Vice President, Customer Support and Quality. Prior to joining Enphase, Mr. McNeil served as the Senior Vice President of Operations and Regulatory at Energous Corporation, a developer of wireless charging technology, from December 2015 to January 2018. From 1994 through December 2015, Mr. McNeil held various positions at Cypress Semiconductor Corporation in its manufacturing and operations organization, most recently as the Senior Vice President of Operations, where he led the global supply chain, logistics, and back end manufacturing organizations Mr. McNeil received his Bachelor of Science degree in chemical engineering from San Jose State University.
Enphase Energy, Inc. | 2021 Proxy Statement | 37

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation policies, and analyzes how and why our Compensation Committee arrived at specific compensation decisions for fiscal 2020 for the individuals who served as our principal executive officer, our principal financial officer and our other executive officers as of December 31, 2020, referred to as our “named executive officers” or “NEOs.”
Our NEOs for fiscal 2020 were:

Executive	Position
Badrinarayanan Kothandaraman	President, Chief Executive Officer ("CEO")
Eric Branderiz	Executive Vice President and Chief Financial Officer
Jeffrey McNeil	Executive Vice President and Chief Operating Officer
David Ranhoff	Executive Vice President and Chief Commercial Officer
Executive Summary
Business Overview
We are a global energy technology company. We deliver smart, easy-to-use solutions that manage solar generation, storage and communication on one single platform. We revolutionized the solar industry with our microinverter technology and we produce a fully integrated solar-plus-storage solution. To date, we have shipped more than 32 million microinverters, and approximately 1.4 million Enphase residential and commercial systems have been deployed in more than 130 countries.
Summary of Fiscal 2020 Performance
2020 was a second year where we reported GAAP profitability. It was also a record year for non-GAAP profitability and free cash flow generation. Our GAAP profitability for 2020 was $134.0 million. Our non-GAAP profitability for 2020 was $188.5 million, and we generated $198.9 million free cash flow in 2020. We also reported total revenue of $774.4 million for 2020, representing 24% growth year-over-year; and we shipped approximately 6.8 million microinverter products in 2020, representing approximately 2,238 megawatts DC, a 13% year-over-year increase in megawatts shipped.2
In 2020, we also continued to bolster our balance sheet by closing the issuance of $320.0 million aggregate principal amount in convertible senior notes due 2025; and we repaid $43.9 million of the $132.0 aggregate principal amount in convertible senior notes due 2024.
The ongoing COVID-19 pandemic caused and continues to cause some disruptions and uncertainties, including in the core markets in which we operate. During the first half of 2020, the COVID-19 pandemic significantly curtailed the movement of people, goods and services and had a notable impact on general economic conditions including but not limited to the temporary closures of many businesses, “shelter in place” orders and other governmental regulations, and reduced consumer spending. The most significant impact of the COVID-19 pandemic on our financial performance was a decline in sales orders as installers had to adapt their sales processes from historically in-person interactions to virtual ones and installations were not permitted in certain counties and states. Demand rebounded in the second half of the year as homeowners began investing in their homes and placed greater emphasis on energy resiliency.
The graph depicted below shows a comparison of cumulative total stockholder returns for our common stock, the S&P 500 Index and the Invesco Solar ETF for the period from December 31, 2016 to December 31, 2020. An investment of $100 is assumed to have been made in our common stock and in each index on December 31, 2016, all dividends were reinvested, and the relative performance of the investments are tracked through December 31, 2020. The information shown is historical and stockholder returns over the indicated period should not be considered indicative of future stockholder returns or future performance.
2 See Appendix for the most comparable reconciliation of U.S. GAAP to non-GAAP measures
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2020 Executive Compensation Highlights
The important features of our executive compensation program for fiscal 2020 include the following:
•Our executive bonuses are dependent on meeting corporate objectives. Our quarterly performance-based bonus opportunities for all of our NEOs are dependent upon our achievement of quarterly corporate objectives and the individual officers’ performance in meeting their own individual objectives. In 2020, our “CEO” received one quarterly bonus payout equal to 24% of his target annual payout under our bonus program, and our other NEOs received aggregate quarterly payouts ranging from 26% to 31% of their target annual payouts. These payouts were driven by achievement of our quarterly corporate objectives and each NEO’s achievement of his individual quarterly goals, as further detailed below under “2020 Executive Compensation Program - 2020 Cash Performance Bonuses.”
•We grant equity awards subject to performance-based vesting conditions. In 2020, we awarded equity in the form of time- and performance-based restricted stock units (“RSUs”) under our Performance Accelerated Restricted Stock Program for 2020 (the “2020 PARS Program”), with each NEO receiving 60% of the aggregate target value of their equity awards in the form of performance-based RSUs and 40% of such value in the form of time-based RSUs. Equity awards are an integral part of our executive compensation program and comprise the primary “at-risk” portion of our NEO compensation package.
•A substantial portion of executive pay is tied to performance. We structure a significant portion of our NEOs’ compensation to be variable, at-risk and tied directly to our measurable performance. For 2020, 91% of our Chief Executive Officer’s (“CEO”) total direct compensation and an average of 85% of our other NEOs’ total direct compensation was linked to performance.
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The charts reflect 2020 annual base salaries, performance bonus awards and grant date fair values of equity awards, as reported in the Summary Compensation Table. The charts do not include “All Other Compensation,” as reported in the Summary Compensation Table, because such amounts were less than 1% for each NEO’s aggregate compensation for 2020.
Advisory Vote on Executive Compensation
At our 2020 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of the NEOs, as disclosed in our 2020 proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The Compensation Committee reviewed and considered the level of support for this “say on pay” vote (98.3% of total votes cast with respect to the advisory proposal). Given the strong vote result, the Compensation Committee determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote. However, our Compensation Committee will monitor and continually evaluate our executive compensation program going forward considering our stockholders’ views and our evolving business needs. Our Compensation Committee expects to continue to consider the outcome of our say on pay votes and our stockholders’ views when making future compensation decisions for the NEOs. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted on the preferred frequency in 2018.
Objectives, Philosophy and Elements of Executive Compensation
Our executive compensation program aims to achieve the following main objectives:
•attract, retain and reward highly qualified employees, including executives;
•provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;
•align our executives’ interests with those of our stockholders; and
•link pay to Company performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, quarterly performance-based bonuses and long-term equity incentive compensation that vests based on continued service and achievement of performance and stock price goals. We also provide our NEOs with benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. The following chart summarizes the objectives and key features of each of the three main elements of compensation for our NEOs.
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Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.
Fixed compensation that is periodically reviewed and adjusted if and when appropriate; determined based on a number of factors, including each NEO’s individual performance and the overall performance of our Company, and by reference, in part, to market data provided by our independent compensation consultant.

Performance Bonus (at-risk cash)	Motivates and rewards through quarterly payments for attaining key corporate and individual performance goals and individual contributions that relate to our key business objectives.
Target bonus amounts, calculated as a percentage of base salary, are periodically reviewed and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. In 2018, we began awarding the annual bonus opportunity for our employees, including the NEOs, on a quarterly basis. Bonus opportunities are dependent upon (i) individual performance objectives determined by the executive and approved by the Compensation Committee or the Board for the CEO and by the CEO for the other NEOs, and (ii) specific corporate performance objectives that are consistent with our long-term strategic plan, as determined by the CEO and the Board and approved by the Compensation Committee or the Board. Actual bonus amounts earned are determined by the Compensation Committee each quarter based on achievement of the corporate and individual performance objectives to incentivize our employees as the performance goals are achieved.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value; and attracts highly qualified executives and encourages their continued employment over the long term.
Equity incentives are granted as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement. Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant. Since 2018, the long-term equity incentive awards have included
(i) performance-based RSU awards vesting based on achievement of specified corporate goals measured over a one-year period,
(ii) performance-based RSUs awards vesting based on achievement of stock price targets over a one-year period, and (iii) time-based RSU awards vesting over two years based on continued service. The ultimate value realized varies with our common stock price.

Factors Used in Determining Executive Compensation
In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider both the performance and skills of each of our NEOs, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee and Board set the compensation of our NEOs at levels they determine to be competitive and appropriate for each NEO, using the professional experience and judgment of Compensation Committee and Board members. However, a significant portion of the NEOs’ total target compensation is comprised of performance-based quarterly bonus opportunities and long-term equity awards vesting based on time, our stock price and achievement of other performance goals, in order to align the NEOs’ incentives with the interests of our stockholders and our corporate goals. In addition, our NEOs generally are awarded an initial new hire equity grant upon commencement of employment. This new hire equity grant is based primarily on competitive conditions applicable to the NEO’s specific position.
In making NEO compensation decisions, the Compensation Committee and Board generally take into consideration the following factors:
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•Company performance and existing business needs;
•Each NEO’s individual performance, scope of job function and the criticality of the skill set of the NEO to the Company’s future performance;
•Internal pay equity;
•The need to attract new talent to our executive team and retain existing talent in a highly competitive industry where we compete for top talent;
•A range of market data reference points, as described above under “Use of Competitive Market Compensation Data;” and
•Recommendations from consultants on compensation policy determinations for our NEOs.
Compensation Best Practices
•Change in control benefits are limited to double-trigger payments which require termination other than for cause or resignation for good reason in connection with a change in control to trigger payments.
•We do not provide our NEOs with any excise tax or other tax gross ups.
•We generally do not provide executive fringe benefits or perquisites to our NEOs, such as car allowances, personal security, or financial planning advice. We did not provide any such benefits or perquisites to our NEOs in 2020.
•We do not provide our NEOs with any special health or welfare benefits. Our NEOs participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time salaried employees.
•In 2020, our Compensation Committee retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advised the Compensation Committee on market practices, including identifying a peer group of companies and their compensation practices, so that our Compensation Committee could regularly assess the Company’s individual and total compensation programs against these peer companies, the general marketplace and other industry data points.
•We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our NEOs.
How We Determine Executive Compensation
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company’s NEOs, directors, and senior management, as appropriate. The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, quarterly performance bonuses and equity awards) for our NEOs on an annual basis; however, the Compensation Committee also approves performance bonus payments on a quarterly basis and decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve NEO compensation. The Compensation Committee does not maintain a formal policy regarding the timing of granting equity awards to our NEOs, but typically grants equity awards at a regularly scheduled meeting.
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Our Compensation Committee works with and receives information and analysis from management, including our legal, finance, and human resources departments, and our CEO, and considers the information and analyses provided by our management team in determining the structure and amount of compensation to be paid to our employees, including our NEOs. Our legal, finance, and human resources departments work with our CEO to design and develop recommended compensation programs for our NEOs and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee. Our CEO evaluates the other NEOS’ individual performances and provides the Compensation Committee with such NEO performance assessments and management’s recommendations and proposals regarding NEO compensation programs and decisions affecting base salaries, performance bonuses, equity compensation and other compensation-related matters outside of the presence of any other NEOs. However, our Compensation Committee and the Board retain the final authority to make all compensation decisions. While the CEO and members of our management team discuss recommendations and compensation arrangements with the Compensation Committee, they do not participate in the deliberations concerning their own compensation, including any determination thereof.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In 2020, the Compensation Committee retained Aon Consulting, Inc. as its compensation consultant. Aon conducted market research and analysis to assist the Compensation Committee in developing executive compensation levels, including appropriate salaries, target bonus amounts, equity awards, and the design of our performance-based RSU grant program for our executives, including the NEOs. Aon also developed and recommended a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid the Compensation Committee in making executive pay decisions. The Compensation Committee assessed the independence of Aon pursuant to SEC rules and concluded that no conflict of interest existed that would have prevented Aon from serving as an independent consultant to the Compensation Committee.
Use of Competitive Market Data
We strive to attract and retain the most highly qualified employees and NEOs in an extremely competitive market. Accordingly, our Compensation Committee believes it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies with which we compete for such talent.
The Compensation Committee regularly reviews our peer group to determine if adjustments are necessary to ensure that the data derived from the group continues to represent current market practices. From time to time, our Compensation Committee will revise the peer group when it determines that additional or different peer companies or groups are necessary to provide appropriate information on market practices and compensation levels. For 2020, the peer group established consisted of the following companies:

Cabot Microelectronics	Cirrus Logic	Cree. Inc.
Cypress Semiconductor	Entegris	First Solar
Inphi Corporation	Mellanox Technologies	MKS Instruments
Monolithic Power Systems	ON Semiconductor	Power Integrations
Qorvo, Inc.	Semtech Corporation	Silicon Laboratories
SolarEdge Technologies	Sunrun	Teradyne, Inc.
Universal Display Corporation
The peer group criteria consisted of publicly traded semiconductor and solar companies with a market capitalization between three billion dollars and twelve billion dollars and revenues of three hundred million dollars to one billion, two hundred million dollars. The Compensation Committee believes that the resulting peer group companies represent our labor market for talent for key leadership positions.
Our Compensation Committee did not “benchmark” the compensation of any of our NEOs to a specific percentile of the compensation data derived from our 2020 peer group. Rather, our Compensation Committee reviewed compensation data from the 2020 peer group companies, referred to as the market data, as reference points (generally at the 25th, 50th and 75th percentiles of the market data) in making executive compensation decisions. Our Compensation Committee’s general aim is for total executive compensation to remain competitive
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with the market, with individual amounts varying as appropriate based on corporate and individual executive performance, and other factors deemed to be appropriate by our Compensation Committee. Given that our Company continues to evolve and grow, we have not developed a specific market positioning that we consistently aim for in setting compensation levels. Instead, our Compensation Committee determines each element of compensation, and total target cash and equity compensation, for each NEO based on various facts and circumstances appropriate for us in any given year. Competitive market positioning is only one of several factors, as described above under “Factors Used in Determining Executive Compensation,” that our Compensation Committee considers in making compensation decisions, so individual NEO compensation may therefore fall at varying levels as compared to the market data.
2020 Executive Compensation Program
Base Salary
Our Compensation Committee generally reviews our NEOs’ salaries on an annual basis. The annual base salaries for our NEOs for 2020 are set forth in the chart below. The annual base salaries of our NEOs remained unchanged in 2020, because the Compensation Committee determined that their salaries negotiated in connection with assuming their current positions were sufficient for their continued service into 2020 and remained competitive based on market data. In addition, due to the uncertainty created by the COVID-19 pandemic, the Company suspended all employee merit salary increases during 2020.

Named Executive Officer	2020 Annual Base Salary
Badrinarayanan Kothandaraman	$450,000
Eric Branderiz	400,000
Jeffrey McNeil	316,260
David Ranhoff	400,000
2020 Cash Performance Bonuses
On January 28, 2020, upon recommendation by our Compensation Committee, our Board approved our 2020 Bonus Program. The 2020 Bonus Program was designed to align compensation with annual goals that are measured and paid quarterly, based upon Company and individual performance to better incentivize employees to strive to meet real-time goals set on a quarterly basis.
All Company employees who were not otherwise participating in a separate incentive program, including our NEOs, were eligible for quarterly performance bonuses under the 2020 Bonus Program, based on (i) individual and Company performance measured against pre-approved goals set forth on a quarterly balanced scorecard developed by the employee and the employee’s supervisor, and (ii) the performance of our CEO toward overall corporate goals set forth on the CEO’s quarterly scorecard developed by our CEO and the Board. Since our CEO’s quarterly targets generally related to the Company’s strategic goals, the Compensation Committee believed that the CEO’s scorecard results were a good measure of the achievement of our overall corporate objectives and performance and demonstrated the contributions of our other employees, including our other NEOs, toward those achievements. The number of performance goals per quarter varied for each employee, but an employee could have as many as 45 quarterly goals included on his or her scorecard. The quarterly bonus payout for each eligible employee, including NEOs, was determined based on the employee’s eligible salary on a quarterly basis, multiplied by his or her bonus target (as a percentage of base salary), multiplied by a personal performance factor, multiplied by a Company performance factor and finally multiplied by a funding percentage determined based on quarterly profit.
The personal performance factor was measured quarterly based on individual achievement of goals listed on the scorecard and ranged from 0 to 1.2, determined by dividing the actual score on the performance goals by 100, including 20 points for achievement of stretch goals. The personal performance factor was determined based upon a review of the employee’s quarterly scorecard and performance by each employee’s direct supervisor, in consultation with the employee. The Company performance factor was based on the CEO’s achievement of overall goals specified by our CEO and approved by the Board and ranges from 0 for achievement of less than 65% of the CEO goals, 1.0 for achievement between 65% and 80% and 1.5 for achievement greater than 80%. The Company performance factor was determined by the Board, in consultation with the CEO.
Quarterly bonus payout funding could range from 0% to 150% of the figure yielded by the above formula, depending upon Company performance toward profitability targets in the applicable quarter. No quarterly bonuses could be funded or payable if quarterly Company profit before taxes measured on a non-GAAP basis and not
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including projected bonus payments, referred to as “PBB,” fell below $500,000. The actual funding percentage was determined by linear interpolation from 0% to 150% based on the ratio of actual PBB to projected operating plan PBB, with quarterly bonuses being funded and paid at 100% if actual quarterly PBB equals projected operating plan PBB and capped at 150%. Quarterly bonuses also could not be paid if the CEO quarterly scorecard results fall below 65% in the quarter, or, on an individual basis, an employee failed to achieve approved goals for the quarter or achieved a personal performance factor of 0. In determining non-GAAP quarterly profit before taxes, the Company excluded, among others, the following items: stock-based compensation expense; restructuring charges; reserves for non-recurring legal matters; acquisition-related expenses; and non-cash interest expense.
The Compensation Committee approved bonus target percentages for each NEO. Target bonus percentages for our NEOs were unchanged from the 2019 calendar year. Such target bonus percentages were consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based and reflected the Compensation Committee’s review of internal pay equity. The respective target amounts for 2020 for our NEOs (based on actual salary paid during the applicable quarter) were set as follows:

Named Executive Officer	Bonus Target (% of base salary)(1)
Badrinarayanan Kothandaraman	100%
Eric Branderiz	75
Jeffrey McNeil	75
David Ranhoff	75

(1)Target numbers are annual and are payable in four quarterly installments based on performance on the goals.

The Compensation Committee retained final discretion over and approved all quarterly payments under the 2020 Bonus Program. The Compensation Committee could, in its discretion award all or a portion of earned 2020 bonuses to the NEOs and other employees in the form of fully vested RSUs. No bonuses were paid in the form of fully vested RSUs under the 2020 Bonus Program.
Performance Goals
Each NEO’s quarterly scorecard included milestones and performance goals measured quarterly and annually that were identified by the NEOs and reviewed, modified and approved in advance. They included a mix of short- and long-term goals that were focused on factors critical to our success. Quarterly NEO goals fell into seven broad categories: grow revenue, profit before taxes, new product introduction, operational efficiency, quality, ease of doing business, and human resources. Individual goals within each category must be “SMART” goals determined to be: specific, measurable, achievable, relevant and time-based. The CEO’s quarterly goals required approval by the Board or the Compensation Committee, while each other NEO’s quarterly goals required approval by the CEO. Each specific goal within the broad categories had an assigned weighting and a metric. The goals were scored quarterly and bonus payouts were determined as described above. In particular, the following is a summary of the key performance metrics out of the up to 20 to 45 quarterly goals selected for each NEO:
Mr. Kothandaraman (CEO goals)
•Increase annual revenue by 28% year-over-year
•Grow international revenue by 30% year-over-year
•Maintain favorable gross margins above 40%
•Certify 4000 installers on Ensemble in North America
Mr. Branderiz
•Increase annual revenue by 28% year-over-year
•Drive customer profitability, and monthly and quarterly customer-level forecast by region and type
•Limit Non-GAAP operating expenses to less than 15% of revenue
•Complete convertible note financing and related transactions
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Mr. McNeil
•Increase gross margin beyond 40% year-over-year
•Reduce micro system cost by 16% year-over-year
•Reduce defective parts per million by 25% year-over-year
Mr. Ranhoff
•Increase annual revenue by 28% year-over-year
•Grow storage revenue by 64% year-over-year
•Grow international revenue by 30% year-over-year
•Build design win funnel for small commercial installs, achieving 500 megawatts

The quarterly scorecard goals for our NEOs for 2020 were set to be aggressive. The Board and NEOs believe that each NEO’s quarterly scorecard included performance goals that could be achievable, but only with significant effort, and the actual bonus payouts reflected in the chart below illustrate the difficulty each NEO had with achieving the applicable quarterly performance goals.
Performance Goal Achievement
At the end of each calendar quarter, our Compensation Committee reviewed our CEO’s individual achievement against the CEO’s quarterly scorecard. The CEO reviewed each NEOS’ performance against each of the NEO’s quarterly scorecards. Out of a possible 120 points each quarter (which include up to 20 points for achievement of stretch goals), our NEOs achieved the following scores on their quarterly performance goals in 2020:

Named Executive Officer	Q1 Score	Q2 Score	Q3 Score	Q4 Score
Badrinarayanan Kothandaraman	83.36	52.20	62.36	62.23
Eric Branderiz	106.84	93.86	95.23	115.00
Jeffrey McNeil	88.74	59.96	73.11	66.04
David Ranhoff	101.93	62.26	76.84	99.43
In addition, our Compensation Committee reviewed our performance against the predetermined CEO objectives and relative weightings and determined that we had achieved our CEO objectives at an 83.36% overall level for the first quarter, 52.20% overall level for the second quarter, 62.36% overall level for the third quarter and 62.23% overall level for the fourth quarter. The Compensation Committee also reviewed projected and actual PBB for each calendar quarter during 2020 and determined the applicable funding percentages as follows:

2020 Calendar Quarter	Projected PBB	Actual PBB	Funding Percentage
	(In millions, except for percentages)
Q1	$46.88	$54.44	116%
Q2	39.77	24.21	61
Q3	47.70	42.11	88
Q4	59.01	73.11	124
Due to shelter in place orders starting at the end of the first quarter of 2020 due to the COVID-19 pandemic, we did not achieve our revenue targets for the second, third and fourth quarters of 2020, causing in part the CEO quarterly scorecard results to fall below 65% in each such quarter. In addition, resources were constrained and reallocated as result of “shelter-in-place” orders beginning at the end of the first quarter, delaying new product introductions that cascaded into continued delays each quarter thereafter. As a result, no cash bonuses were paid to any NEO in the second, third or fourth quarters of 2020. The revenue targets and new products roadmap were set before the beginning of 2020 and were not adjusted, despite the COVID-19 pandemic. Based on our overall CEO corporate objective achievement, each NEO’s individual performance and level of achievement of the applicable quarterly revenue amounts, the Compensation Committee awarded our NEOs the quarterly bonuses shown in the chart below:
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Named Executive Officer	2020 Target Annual Bonus	Q1 Actual Bonus	Q2 Actual Bonus	Q3 Actual Bonus	Q4 Actual Bonus	Aggregate 2020 Bonus	Aggregate Bonus as % of Target
Badrinarayanan Kothandaraman	$450,000	$108,785	$—	$—	$—	$108,785	24%
Eric Branderiz	300,000	92,951	—	—	—	92,951	31
Jeffrey McNeil	237,195	61,041	—	—	—	61,041	26
David Ranhoff	300,000	88,679	—	—	—	88,679	30
Long-Term Equity-Based Incentive Compensation
We awarded equity in 2020 in the form of time- and performance-based RSUs under our 2020 PARS Program. The Compensation Committee implemented our 2020 PARS Program to reward our top talent for Company performance and incentivize them to remain with the Company. Our 2020 PARS Program was designed to encourage our executive staff and other selected top talent, including our NEOs, to focus on initiatives that promote the achievement of specified stock price targets and our long-term goals. The time-based RSUs granted under our 2020 PARS Program vest in two equal installments on the first and second anniversaries of the grant date. The remaining RSUs granted under our 2020 PARS Program were generally eligible to vest on the first anniversary of the grant date based on either (i) the performance of our stock price or (ii) the achievement of CEO performance goals, in either case subject to continued service through the vesting date. If the stock price and CEO performance goals were not met, then the performance-based RSUs would not have vested and would have been forfeited. In addition, achievement of stock price and CEO performance goals would not have accelerated the vesting of the RSUs subject to time-based vesting.
The Compensation Committee decided to generally allocate 40% of the aggregate target value of each NEO’s equity awards granted under the 2020 PARS Program in the form of time-based RSUs subject to a two-year vesting schedule, 30% of such value in the form of performance-based RSUs that vest based on specified increases in our stock price and the remaining 30% of such value in the form of performance-based RSUs that vest based on achievement of the CEO performance goals. Actual achievement, as described in “Performance-Based RSUs Granted in 2020” below, and vesting pursuant to the 2020 PARS Program is reflected in the table below:

2020 PARS Program	Vesting in 2021		Vesting in 2022
	Target % of Grant	Actual % of Grant	Target % of Grant	Actual % of Grant
Service for 2020 and 2021	20%	20%	20%	20%
CEO Goals for 2020	30	—	—	N/A
Stock Price Performance	30	60	—	N/A
Total	80%	80%	20%	20%
The Compensation Committee determined an aggregate target award size for the equity incentive award for each NEO in 2020 based on our internal equity budget for grants for 2020, internal pay equity and the recommendations of our CEO. The Compensation Committee determined that this mix of time-based and performance-based RSUs for 2020 was appropriate to promote retention, motivate executives and align pay with long-term shareholder value creation.
Time-Based RSUs Granted in 2020. As described above, in April 2020, the Compensation Committee approved the grant of the following RSUs to the NEOs, eligible to vest based on continued service over two years, with 50% vesting on each of March 1, 2021 and March 1, 2022 as follows:

Named Executive Officer	Date of Grant	Number of Shares Underlying Time-Based RSUs
Badrinarayanan Kothandaraman	4/14/2020	40,000
Eric Branderiz	4/14/2020	22,000
Jeffrey McNeil	4/14/2020	20,000
David Ranhoff	4/14/2020	8,000

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Performance-Based RSUs Granted in 2020. In addition, as described above, in April 2020, the Compensation Committee approved performance-based RSU awards for our NEOs. The actual number of RSUs granted may vest up to 175% of the target amounts. If actual vesting were to exceed 100% of the granted amounts, it was anticipated that the Compensation Committee would consider granting additional RSUs to hit the achieved amounts.
The following table includes the target and maximum number of shares underlying the performance-based RSUs granted to our NEOs in 2020, as well as the number of shares actually received by our NEOs under the performance-based RSU awards based on achievement of the 2020 goals specified below:

Named Executive Officer	Date of Grant	Number of Shares Underlying Performance-Based RSUs (Initially granted at target)	Number of Shares Underlying Performance-Based RSUs (at Maximum)	Number of Shares Underlying Performance-Based RSUs (Paid)(1)
Badrinarayanan Kothandaraman	4/14/2020	60,000	105,000	60,000
Eric Branderiz	4/14/2020	33,000	57,750	33,000
Jeffrey McNeil	4/14/2020	30,000	52,500	30,000
David Ranhoff	4/14/2020	12,000	21,000	12,000

(1)Represents number of underlying performance-based RSUs actually received based on achievement of the goals as described below.
One-half of the performance-based RSUs were eligible to vest on March 1, 2021, subject to continued service through such date, based on our stock price, measured as the 15-day trailing volume weighted average per share of our common stock as of December 31, 2020 (“ESV15”), with a target price set at $38.00 per share in accordance with the following:
•0% vest if ESV15 is less than $25.51 per share;
•0% to 200% of target vest, calculated linearly, when ESV15 is between $38.00 and $50.00 per share; and
•200% vest if ESV15 is greater than $50.00 per share.
The second half of the performance-based RSUs were eligible to vest on March 1, 2021, based upon achievement of 2020 annual CEO goals, measured for the year ended December 31, 2020, subject to continued service through March 1 , 2020.
•0% vest if the goals are achieved at less than 65%, including stretch goals;
•50% vest if the goals are achieved at greater than or equal to 65% but less than 80% of total, including stretch goals;
•100% vest if the goals are achieved at greater than or equal to 80% but less than 100% of total, including stretch goals; and
•150% vest if the goals are achieved at 100% or greater of total, including stretch goals.
Annual CEO goals fell into seven broad categories: grow revenue, profit before taxes, new product introduction, operational efficiency, quality, ease of doing business, and human resources. Individual annual CEO goals within each category were “SMART” goals determined to be: specific, measurable, achievable, relevant and time-based. Specific goals were tied to revenue attainment, gross margin percentage, operating expense limits, new product introductions, product quality measurements, customer satisfaction (Net Promoter Scores, NPS), cash flow, employee engagement (eNPS) and systems implementation.
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Category	PTS (in percentage)
GROW REVENUE	25
PROFIT BEFORE TAXES 15%	29
NEW PRODUCTS	23
OPERATIONS	10
QUALITY	12
EASE OF DOING BUS	16
HR	5
TOTAL + SG	120
The CEO’s annual goals were approved by the Board and included stretch goals and vesting of up to 150% of target to reward achievement. Each specific goal within the broad categories was assigned a weighting and a metric. The CEO’s annual goals were scored once the Company’s 2020 financial results were reported.
The Compensation Committee and Board believed the target stock price and CEO goals for the performance-based RSU grants under the 2020 PARS Program were challenging and difficult to achieve, but attainable with significant skill and effort on the part of our NEOs. The target stock price goal was consistent with our long-range plan to increase stockholder value. The CEO goals served to provide incentives to each of our NEOs to assist the CEO in meeting goals that were deemed critical to the ongoing success of the Company.
Payout of 2020 Performance-Based RSUs
On January 28, 2021, the Compensation Committee approved the vesting and settlement of the performance-based RSUs at 200% of the target amount for the RSUs that vest based on a stock price because our ESV15 as of December 31, 2020 was $165.74.
The portion of the performance based RSUs tied to the achievement of 2020 annual CEO goals did not vest and were cancelled because the goals were achieved at less than 65% due in large part to 1) setting revenue targets prior to 2020 when the impact of the COVID-19 pandemic on our operational and financial performance was not known; and 2) setting aggressive new product launch targets that were impacted by the COVID-19 pandemic and resource allocation changes.
Accordingly, each NEO’s performance-based RSUs were paid out as follow:

Named Executive Officer	Number of Shares Paid out for ESV15 Performance (at 200% Target)(1)	Number of Shares Paid out for CEO Goals Performance (at Target)	Total Number of Shares Actually Paid out for 2020 Performance
Badrinarayanan Kothandaraman	60,000	—	60,000
Eric Branderiz	33,000	—	33,000
Jeffrey McNeil	30,000	—	30,000
David Ranhoff	12,000	—	12,000

(1)Represents number of underlying performance-based RSUs actually received based on achievement of the goals as described below. Fifty percent of the shares specified above were granted by the Compensation Committee to the NEOs on April 14, 2020 and the remaining number of shares were granted by the Compensation Committee to the NEOs on January 28, 2021.
Other Features of Our Executive Compensation Program
Employment Offer Letters and Severance and Change in Control Benefits
We have entered into offer letter agreements with each of our NEOs upon their initial commencement of employment with us. Each of our NEOs is employed at will and may be terminated at any time for any reason.
Each of our NEOs are participants in our Severance and Change in Control Benefits Plan, under which our NEOs are eligible to receive severance payments and benefits upon a termination of employment without “cause” or the resignation by a participant for “good reason” or upon such a termination in connection a change in control transaction. The adoption of the Severance and Change in Control Benefit Plan reflects our desire to have a consistent set of benefits across the executive team. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee
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believes that additional change-in-control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an NEO departs our Company before a transaction is completed. We believe that the Severance and Change in Control Benefit Plan allows our NEOs to focus on continuing normal business operations and, in the case of change-in-control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security. Our Compensation Committee periodically reviews the severance and change in control payments and benefits that we provide, including by reference to market data, to ensure they remain appropriately structured and at reasonable levels.
A more detailed description of the employment offer letters, the Severance and Change in Control Benefit Plan and each of our NEO’s payment and benefit levels thereunder and other severance and change in control payments and benefits is provided below under the section titled “Employment Contracts and Termination of Employment and Change of Control Arrangements.”
401(k) Plan, ESPP, Welfare and Health Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). In 2020, we used a discretionary matching formula for all participants in the 401(k) plan, including our NEOs, under which we matched $0.25 for each dollar contributed by a participant up to the lesser of (i) 6% of the participant’s annual compensation, as defined in the 401(k) plan, or (ii) $1,500. Such Company matching contributions are subject to a six-year vesting schedule, with vesting beginning on the participant’s start date. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
We also offer our employees, including our NEOs, the opportunity to purchase shares of our common stock at a discount under our employee stock purchase plan, or ESPP. Under the ESPP, all eligible employees, including the NEOs, may allocate up to 15% of total compensation for that year to purchase our stock at a 15% discount to the market price, subject to specified limits.
In addition, we provide other benefits to our NEOs, on the same basis as to all of our full-time employees. These benefits include medical, dental and vision insurance plans, medical and dependent care flexible spending accounts, group life, short-term and long-term disability and accidental death and dismemberment insurance plans.
Perquisites and Other Personal Benefits
Historically, we have not provided perquisites or other personal benefits to our NEOs. However, in the future we may provide such items in limited circumstances, such as when we believe it is appropriate to assist an individual in the performance of their duties, to make our executives more efficient and effective, and to recruit, motivate, or retain executives. All future practices with respect to perquisites or other personal benefits for executives will be approved and subject to periodic review by our Compensation Committee.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Deductibility of Executive Compensation
Section 162(m) of the Code has historically limited companies to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year, subject to certain exceptions, including an exception for certain “performance-based compensation,” as defined in the Code and accompanying regulations. Pursuant to the Tax Cuts and Jobs Act, the “performance-based compensation” exception under Section 162(m) of the Code was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date. Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible
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for such transition relief and be deductible by the Company in the future. In determining the form and amount of compensation for our NEOs, the Compensation Committee may continue to consider all elements of the cost of such compensation. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee may also look at other factors in making its decisions, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m) of the Code. The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) of the Code if it determines that such modifications are consistent with the our business needs.
Other Compensation Policies and Practices
Clawback Policy
Under the provisions of section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and CFO may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive. Currently our clawback policy applies to all employees and provides it is appropriate to recover any incentive-based compensation that was paid based on erroneous financial information reported under securities laws. Specifically, we may recoup any incentive compensation from any employee if: (i) he or she engages in intentional misconduct pertaining to any financial reporting policy; (ii) there is a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded or paid to the employee; or (iii) he or she engages in any fraud, theft, misappropriation, embezzlement or dishonesty. Any recoupment will be made irrespective of whether the employee’s conduct contributed to the need for the restatement and/or revision. If triggered, to the fullest extent permitted by law we may require the employee to reimburse the Company for all or a portion of any incentive compensation received within the last 12 months from the date that the erroneous financial information was reported. The employee may also be required to remit to the Company any profits realized from the sale of the Company’s common stock within the last 12 months from the date the erroneous financial data was reported. The clawback will be calculated as the excess amount paid on the basis of the erroneous results.
In all circumstances the Committee will have the ability to exercise discretion with respect to all reimbursements under the clawback policy.
Additionally, it is the intent of the policy to comply with the clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy may be modified to the degree that it does not comply with the final requirements issued by the Securities Exchange Commission.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our insider trading policy prohibits our NEOs and directors from engaging in short sales, transactions in put or call options, hedging transactions, pledges, or other inherently speculative transactions relating to our common stock. In addition, our directors, NEOs and any person required to comply with the blackout periods and pre-clearance requirements under our insider trading policy are prohibited from pledging Company securities as collateral for loans, and may not hold Company securities in margin accounts unless permitted by the Clearing Officer with the approval of the Lead Independent Director, Chair of the Audit Committee, or the Board of Directors.
Consistent with the terms of our insider trading policy, TJ Rodgers has received permission to use Company securities on an ongoing basis to secure a margin account(s) and Badri Kothandaraman has received permission to use Company securities as collateral to secure a credit line.
Analysis of Risks Presented by Our Compensation Policies and Programs
The Compensation Committee has reviewed our compensation policies and practices, in consultation with outside counsel, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, terms and practices, including the mix of fixed and variable, short- and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and quarterly bonuses, if any, which are based on a variety of performance factors) and long-term compensation (in the form of stock options or RSU grants) prevents undue
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focus on short-term results and helps align the interests of our NEOs with the interests of our stockholders. In addition, our insider trading policy and prohibition against hedging and pledging of our stock protects against short-term decision making by our NEOs, directors and others identified as covered insiders under our insider trading policy. The Compensation Committee intends to conduct an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee of the Board recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Thurman John Rodgers, Chair
Richard Mora

(1)    The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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Summary Compensation Table
The following table provides information for the years presented regarding the compensation of our principal executive officer, our principal financial officer and the two other individuals who served as executive officers in 2020. We refer to these persons as our “NEOs”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Badrinarayanan Kothandaraman President and CEO	2020	$450,000	$—	$4,677,900	$108,785	$1,920	$5,238,605
	2019	450,000	—	2,844,403	588,719	3,730	3,886,852
	2018	450,000	—	2,056,500	211,168	4,056	2,721,724

Eric Branderiz EVP and CFO	2020	400,000	—	2,572,845	92,951	4,092	3,069,888
	2019	400,000	—	962,530	459,201	5,391	1,827,122
	2018	232,051	—	2,315,999	148,088	3,446	2,699,584

Jeffrey McNeil EVP and COO	2020	316,260	—	2,338,950	61,041	4,092	2,720,343
	2019	312,195	—	818,510	289,569	5,808	1,426,082

David Ranhoff EVP and CCO	2020	400,000	—	935,580	88,679	6,108	1,430,367
	2019	400,000	—	31,751	446,440	7,213	885,404
	2018	400,000	—	—	172,468	4,836	577,304

(1)The dollar amounts in this column represent the aggregate grant date fair value of time-based awards and performance-based stock awards granted for the years indicated calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures. For a discussion of the valuation methodology used, see Note 14, “Stock-Based Compensation” of the notes to consolidated financial statements included in Item 8 of our Annual Report on Form 10‑K for the year ended December 31, 2020, as filed with the SEC on February 16, 2021. Assuming that maximum performance is achieved under our 2020 PARS Program, the value of the performance-based awards to our NEOs at the date of grant would have been as follows: Mr. Kothandaraman - $3,911,850; Mr. Branderiz - $2,151,518; Mr. McNeil - $1,955,925 and Mr. Ranhoff - $782,370. With respect to performance awards, grant date fair values, as computed in accordance with FASB ASC 718 and presented in the table above and below under “2020 Grants of Plan Based Awards” are based upon the then probable outcome of the performance condition. These amounts do not necessarily correspond to the actual value that may be realized from the option awards by the NEOs.
(2)The amounts in this column for 2020, consist of $1,560 cell phone allowance and $1,500 in matching 401(k) contributions for each of our NEOs (except for Mr. Kothandaraman, who did not participate in the 401(k) plan), and group term life insurance payments for each NEO as follows: Mr. Kothandaraman - $360; Mr. Branderiz - $1,032; Mr. McNeil - $1,032 and Mr. Ranhoff - $3,048.

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Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2020 to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Named Executive Officer	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Badrinarayanan Kothandaraman	4/14/2020					40,000	1,656,000
	4/14/2020			60,000	105,000		3,021,900
		450,000	810,000

Eric Branderiz	4/14/2020					22,000	910,800
	4/14/2020			33,000	57,750		1,662,045
		300,000	540,000
Jeffrey McNeil	4/14/2020					20,000	828,000
	4/14/2020			30,000	52,500		1,510,950
		237,195	426,951

David Ranhoff	4/14/2020					8,000	331,200
	4/14/2020			12,000	21,000		604,380
		300,000	540,000

(1)This column sets forth the target and maximum amount of each Named Executive Officer’s annual performance-based bonus for the fiscal year ended December 31, 2020 under our quarterly cash performance-based bonus plan. Accordingly, the amounts set forth in this column do not represent actual compensation earned by our Named Executive Officers for the fiscal year ended December 31, 2020. For the actual performance-based bonus paid to our Named Executive Officers for the fiscal year ended December 31, 2020, see the sub-section entitled “Summary Compensation Table.” For further discussion, see the sub-section entitled “Compensation Discussion and Analysis - 2020 Quarterly Cash Performance Bonuses.”
(2)Assuming that maximum performance is achieved under our 2020 PARS Program, the value of the performance-based awards to our NEOs at the date of grant would have been as follows: Mr. Kothandaraman - $3,911,850; Mr. Branderiz -$2,151,518; and Mr. McNeil - $1,955,925 and Mr. Ranhoff $782,370. This column sets forth the target and maximum amount of each Named Executive Officer’s annual performance-based bonus for the fiscal year ended December 31, 2020 under our quarterly cash performance-based bonus plan. Accordingly, the amounts set forth in this column do not represent actual compensation earned by our Named Executive Officers for the fiscal year ended December 31, 2020. For the actual compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2020, see the sub-section entitled “Summary Compensation Table.” For further discussion, see the sub-section entitled “Compensation Discussion and Analysis - 2020 Cash Performance Bonuses.”
(3)Amounts represent the grant date fair value of each stock award granted in 2020 calculated in accordance with FASB ASC Topic 718. Refer to Note 14 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of stock awards and the calculation method. For additional detail on the grant date fair value of the PSUs, see Summary Compensation Table - footnote (1) above.

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Outstanding Equity Awards at December 31, 2020.
The following table presents the outstanding equity awards held by each of our NEOs as of December 31, 2020.

	OPTION AWARDS						STOCK AWARDS
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable(1) (#)		Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested(2) (#)		Market Value of Shares of Stock That Have Not Vested(2) ($)
Badrinarayanan Kothandaraman	585,506	(3)	83,334	(3)	1.31	4/15/24
	812,500	(4)	187,500	(4)	1.29	9/12/24
							60,000	(5)	10,528,200
							40,000	(6)	7,018,800
							30,000	(7)	5,264,100
Eric Branderiz							112,500	(8)	19,740,375
							20,000	(5)	3,509,400
							22,000	(6)	3,860,340
							16,500	(7)	2,895,255
Jeffrey McNeil							112,500	(9)	19,740,375
							17,000	(5)	2,982,990
							20,000	(6)	3,509,400
							15,000	(7)	2,632,050
David Ranhoff							250,000	(10)	43,867,500
							8,000	(6)	1,403,760
							6,000	(7)	1,052,820

(1)Vesting of each stock option and stock award is contingent upon the NEOs continued service, except as may be accelerated on certain events described below under “Employment Contracts and Termination of Employment and Change of Control Arrangements.”
(2)The dollar amounts in this column represent the market value of the shares underlying the RSUs as of December 31, 2020, based on the closing price of our common stock, as reported on the Nasdaq Global Market, of $175.47.
(3)The remaining shares subject to this option award vest in equal monthly installments through April 10, 2021.
(4)The remaining shares subject to this option award vest in equal monthly installments through September 3, 2021.
(5)The shares subject to the RSU vest over a two-year period commencing on March 26, 2019, with 1/2 of the RSU shares vesting on March 1, 2020 and March 1, 2021.
(6)The shares subject to the RSU vest over a two-year period commencing on April 14, 2020, with 1/2 of the RSU shares vesting on March 1, 2021 and March 1, 2022.
(7)The shares subject to the PSU vest upon achievement of the 2020 performance goals and vests on March 1, 2021.
(8)The shares subject to the RSU vest over a four-year period commencing on June 4, 2018, with 1/4th of the RSU shares vesting on June 15, 2019; thereafter, 1/8th of the RSU shares shall vest semi-annually.
(9)The shares subject to the RSU vest over a four-year period commencing on January 1, 2018, with 1/4th of the RSU shares vesting on January 2, 2019; thereafter, 1/8th of the RSU shares shall vest semi-annually.
(10)The shares subject to the RSU vest over a four-year period commencing on December 1, 2017, with 1/4th of the RSU shares vesting on December 4, 2018; thereafter, 1/8th of the RSU shares shall vest semi-annually.

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Option Exercises and Stock Vested During 2020
The following table shows for the fiscal year ended December 31, 2020 certain information regarding option exercises and stock awards accrued on vesting during the last fiscal year with respect to the NEOs:

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Badrinarayanan Kothandaraman	38,490	$5,021,406	45,378	$1,469,340
	—	—	33,817	1,221,808
	—	—	90,756	3,279,014
	—	—	45,378	1,639,507
Eric Branderiz	—	—	18,131	2,909,300
	—	—	18,131	914,709
	—	—	14,505	524,066
	—	—	9,670	349,377
	—	—	29,010	1,048,131
Jeffrey McNeil	—	—	18,907	1,383,236
	—	—	8,571	309,670
	—	—	25,714	929,047
	—	—	12,857	464,523
	—	—	22,422	921,320
David Ranhoff	—	—	62,399	7,275,099
			62,400	3,642,912

(1)The amount shown for value realized on exercise of stock options equals (i) the number of shares of our common stock to which the exercise of the stock option related, multiplied by (ii) the difference between the per-share market price of the shares on the date of exercise and the per-share exercise price of the option. If the stock acquired upon exercise was sold on the day of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the day of exercise, the market price was determined as the closing price of the stock on the Nasdaq Stock Market on the exercise date.
(2)Represents the vesting of RSUs.
(3)The value realized is based on the closing price of our common stock on the vesting date as reported on the Nasdaq Stock Market multiplied by the number of restricted stock or RSUs vested, less the par value of the stock issued.

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EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
Badrinarayanan Kothandaraman
Mr. Kothandaraman has served as our President and Chief Executive Officer since September 3, 2017, pursuant to an employment offer letter, on an at-will basis. In 2020, Mr. Kothandaraman’s annual base salary was $450,000 per year, with a target bonus opportunity of 100% of his base salary. Mr. Kothandaraman also received an additional stock option grant of 1,000,000 shares of our common stock, in connection with his promotion to CEO in September 2017. In addition, Mr. Kothandaraman was eligible to participate in the 2020 PARS program. Mr. Kothandaraman is designated as a Tier I participant in the Severance Plan described below.
Eric Branderiz
On June 4, 2018, we appointed Mr. Branderiz to serve as our Chief Financial Officer, on an at-will basis. Mr. Branderiz’s annual base salary is $400,000 per year, with a target bonus opportunity of 75% of his base salary. In addition, Mr. Branderiz received an initial grant of 300,000 RSUs, that will vest over 4 years from his appointment based on his continued service with the Company. In addition, Mr. Branderiz was eligible to participate in the 2020 PARS program. Mr. Branderiz was designated as a Tier I participant in the Severance Plan described below.
Jeffrey McNeil
Effective April 25, 2019, we appointed Mr. McNeil to serve as our Chief Operating Officer. Prior to his appointment as our Chief Operating Officer, Mr. McNeil received a merit increase on April 1, 2019 in his prior position of Vice President, Customer Support and Quality with an annualized base salary of $316,260, with a bonus target of 75% of base salary. The Compensation Committee did not adjust his salary as a result of his appointment to the position of COO. Mr. McNeil was eligible to participate in the 2020 PARS program.
In addition, we designated Mr. McNeil as a Tier III participant in the Severance Plan described below.
David Ranhoff
Effective December 1, 2017, we appointed Mr. Ranhoff to serve as our Chief Commercial Officer, pursuant to an employment offer letter, on an at-will basis, at an annual base salary of $400,000, with a bonus target of 75% of base salary. Mr. Ranhoff also received a grant of 1,000,000 RSUs in connection with his appointment as Chief Commercial Officer. Mr. Ranhoff was eligible to participate in the 2020 PARS program.
In addition, we designated Mr. Ranhoff as a Tier I participant in the Severance Plan described below.
Severance and Change in Control Benefit Plan
On March 2013, the Compensation Committee approved the Severance and Change in Control Benefit Plan (“Severance Plan”) for executive officers and other key employees, including the NEOs. Upon acceptance by a participant, the Severance Plan superseded and replaced certain existing severance agreements. The Compensation Committee has the authority to designate the participants in the Severance Plan and the level of benefits each such participant will be eligible to receive upon a qualifying termination of employment.
 Under the Severance Plan, upon a termination of a participant’s employment by the Company without “cause” or the resignation by a participant for “good reason” (each, an “Involuntary Termination”), or upon an Involuntary Termination in connection with, or within 12 months following, a “change in control” (a “Change in Control Termination”), participants in the Severance Plan generally will be entitled to receive the following severance benefits:
•a lump sum cash payment equal to the sum of (a) either 6, 9 or 12 months of the participant’s monthly base salary, and (b) a pro-rata portion of the participant’s target annual bonus calculated at 100% of target levels for the year of termination (the “Pro-rata Target Bonus”);
•Company-paid COBRA premiums for continued health insurance for up to 6, 9 or 12 months;
•in certain cases, accelerated vesting of all or a portion of the participant’s then-outstanding equity awards; and
•an extended period of time to exercise any outstanding vested stock options (and other vested equity awards which carry a right to exercise) held by such participants as of the date of termination, which extended exercisability period will end upon the earlier of (a) one year following the date of termination and (b) the date on which the original term of such equity awards would otherwise expire.
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Receipt of the above benefits is subject to the participant’s execution and non-revocation of a release of claims against Enphase and continued compliance with certain restrictive covenants.
The amount of cash severance, the duration of the COBRA payment period, and the percentage of accelerated vesting of equity awards, if any, varies based on the participant’s designation as a Tier I Participant, Tier II Participant or Tier III Participant and whether the termination is an Involuntary Termination or a Change in Control Termination, as set forth in the table below.

Named Executive Officer	Cash Severance(1)		COBRA Premiums		Accelerated Vesting of Equity Awards(2)
	Involuntary Termination	Change in Control Termination	Involuntary Termination	Change in Control Termination	Involuntary Termination	Change in Control Termination
Badrinarayanan Kothandaraman	12 months	12 months	12 months	12 months	25%	100%
Eric Branderiz	12 months	12 months	12 months	12 months	25%	100%
Jeffrey McNeil	6 months	9 months	6 months	9 months	—%	100%
David Ranhoff	12 months	12 months	12 months	12 months	25%	100%

(1)Participants are also entitled to receive the Pro-rata Target Bonus.
(2)Participants also will have an extended period of time to exercise outstanding equity awards, as described in the fourth bullet above.
In addition, unless otherwise provided in an agreement between a participant and us, if any payments or benefits that a participant would receive in connection with a change in control of us would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and such payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will either be (1) provided to the participant in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all taxes, including the excise tax, would result in the participant’s receipt, on an after-tax basis, of the greatest amount of such payments.
For purposes of the Severance Plan, the following definitions apply:
“Cause,” as determined by the Board acting in good faith and based on information then known to it, means the participant’s: (i) refusal or failure to perform the participant’s material, lawful and appropriate duties; (ii) material violation of Company policy or any written agreement between the Company and the participant; (iii) repeated unexplained or unjustified absence from the Company; (iv) intentional or negligent misconduct; (v) conviction of, or the entering of a plea of nolo contendere with respect to, any felony or a crime involving moral turpitude; (vi) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the participant owes an obligation of non-disclosure as a result of the participant’s relationship with the Company; (vii) commitment of any act of fraud, embezzlement, misappropriation, dishonesty or breach of fiduciary duty against the Company that causes, or is likely to cause, material harm to the Company or its subsidiaries or is intended to result in substantial personal enrichment; or (viii) failure to cooperate with the Company in any investigation or formal proceeding, including any government investigation
“Change in Control” means the occurrence of any of the following events:
•any sale or exchange of the capital stock by the shareholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or
•any reorganization, consolidation or merger of the Company where the outstanding voting securities of the Company immediately before the transaction represent or are converted into less than 50% of the outstanding voting power of the surviving entity (or its parent corporation) immediately after the transaction; or
•the consummation of any transaction or series of related transactions that results in the sale of all or substantially all of the assets of the Company; or
•any “person” or “group” (as defined in the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the voting power of the Company then outstanding.
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The term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
“Good Reason” means, without the participant’s written consent: (i) a material reduction or material adverse change in job duties, responsibilities or authority inconsistent with the participant’s position with the Company; provided, however, that any such reduction or change after a Change in Control (or similar corporate transaction that does not constitute a Change in Control) shall not constitute Good Reason by virtue of the fact that the participant is performing similar duties and responsibilities in a larger organization; (ii) a material reduction of the participant’s then current base salary, representing a reduction of more than 10% of the participant’s then current base salary; provided, that an across-the-board reduction in the salary level of all executive officers of the Company by the same percentage amount as part of a general salary level reduction shall not constitute such a material salary reduction; (iii) a material reduction of the participant’s target bonus opportunity; provided, that an across-the-board reduction in the target bonus opportunities of all executive officers of the Company shall not constitute such a material reduction in target bonus opportunity; (iv) the relocation of the principal place for performance of the participant’s duties to the Company to a location more than 50 miles from the Company’s then current location, which relocation is adverse to the participant, except for required travel on the Company’s business; (v) any material breach by the Company of the Severance Plan or any other written agreement between the Company and the participant; or (vi) the failure by any successor to the Company to assume the Severance Plan and any obligations under the Severance Plan; provided, that the participant gives written notice to the Company of the event forming the basis of the termination for Good Reason within 60 days after the date on which the Company gives written notice to the participant of the Company’s affirmative decision to take an action set forth in clause (i), (ii), (iii), (iv) or (v) above, the Company fails to cure such basis for the Good Reason resignation within 30 days after receipt of the participant’s written notice and the participant terminates his or her employment within 30 days following the expiration of the cure period.
Calculation of Potential Payments upon Termination or Change in Control
The following table presents our estimate of the benefits payable to the named executive officers under the agreements and plans described above in connection with certain terminations of their employment with us and/or a change in control. In calculating the amount of any potential payments to the NEOs, we have assumed the following:
•The applicable triggering event (i.e., qualifying termination of employment and/or change in control) occurred on December 31, 2020.
•The price per share of our common stock is equal to the Nasdaq Stock Market closing price per share on December 31, 2020 ($175.47), the last trading day in fiscal 2020.
•Our company does not survive the change in control, and all outstanding incentive awards (and corresponding outstanding dividend equivalents for RSUs and PSUs) are cashed out and terminated in the transaction.
•Not included in the table below are payments each NEO earned or accrued prior to termination, such as previously vested equity and non-equity incentive awards, which are more fully described and quantified in the tables and narratives above.
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Named Executive Officer	Compensation Element	Change in Control-With Termination Without Cause or For Good Reason ($)(1)	Involuntary Termination Without Cause or for Good Reason No Change in Control ($)(2)
Badrinarayanan Kothandaraman	Cash Severance	900,000	900,000
	Option Acceleration(3)	47,172,199	11,793,050
	Restricted Stock Unit Acceleration(4)	17,547,000	4,386,750
	Performance Stock Unit Acceleration(5)	10,528,200	2,632,050
	Continuation of Benefits(6)	31,008	31,008

Eric Branderiz	Cash Severance	700,000	700,000
	Restricted Stock Unit Acceleration(4)	27,110,115	6,777,529
	Performance Stock Unit Acceleration(5)	5,790,510	1,447,628
	Continuation of Benefits(6)	31,008	31,008

Jeffrey McNeil	Cash Severance	415,131	276,754
	Restricted Stock Unit Acceleration(4)	26,232,765	—
	Performance Stock Unit Acceleration(5)	5,264,100	—
	Continuation of Benefits(6)	23,256	15,504

David Ranhoff	Cash Severance	700,000	700,000
	Restricted Stock Unit Acceleration(4)	45,271,260	11,371,815
	Performance Stock Unit Acceleration(5)	2,105,640	—
	Continuation of Benefits(6)	31,008	31,008

(1)The amounts shown represent the estimated value of the severance benefits payable under the Severance Plan (and the estimated value of equity acceleration under our stock incentive plans for awards not covered under the Severance Plan) in the event of a qualifying termination of employment in connection with a change in control, as such benefits are described more fully above.
(2)The amounts shown represent the estimated value of the severance benefits payable under the Severance Plan in the event of a termination of employment by us without cause or for Good Reason, as such benefits are described more fully above.
(3)The amounts shown represent the portion of the option award that would have accelerated in connection with the termination or change in control event and are based on the intrinsic value of that portion of the option as of December 31, 2020. These intrinsic values were calculated by multiplying (i) the difference between the Nasdaq Stock Market closing price of a share of our common stock on December 31, 2020 ($175.47), the last trading day in fiscal 2019, and the applicable exercise price by (ii) the number of shares subject to stock options vesting on an accelerated basis on December 31, 2020. Also not included in the table above is any potential value attributable to the extension of a stock option term in connection with certain terminations of employment.
(4)The amounts shown represent the portion of the RSU award that would have accelerated in connection with the termination event and are based on the intrinsic value of that portion as of December 31, 2020. These intrinsic values were calculated by multiplying (i) the Nasdaq Stock Market closing price of a share of our common stock on December 31, 2020 ($175.47), the last trading day in fiscal 2020, by (ii) the number of stock units that would have vested on an accelerated basis on December 31, 2020.
(5)The amounts shown represent the target number of PSUs that would have accelerated in connection with the termination event and are based on the intrinsic value of those units as of December 31, 2020. These intrinsic values were calculated by multiplying (i) the Nasdaq Stock Market closing price of a share of our common stock on December 31, 2020 ($175.47), the last trading day in fiscal 2020, by (ii) the target number of PSUs that would have vested on an accelerated basis on December 31, 2020.
(6)For purposes of the calculation for these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment, or discount rates for determining present value.
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CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our CEO (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
To identify our median employee, we calculated the annual target total direct compensation for 2020 of each employee as of December 31, 2020 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). For these purposes, annual target total direct compensation included each employee’s (a) base salary or base wages (including overtime, if applicable), (b) target cash incentive opportunity and (c) the grant date value of equity awards. We selected this “consistently applied compensation measure,” or CACM, because it reflects the Company’s primary compensation elements across our employee population. All amounts were annualized for permanent employees who did not work for the entire year of 2020. We did not apply any cost-of-living adjustment as part of the calculation. Further, in identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of December 31, 2020. The median employee first identified using the CACM described above had anomalous compensation characteristics for 2020. As a result, we substituted another employee with substantially similar compensation to the original median employee based on the CACM, whose compensation we viewed as more representative of the compensation paid to our employee population.
In accordance with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Exchange Act, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the Summary Compensation Table. Our median employee’s annual total compensation was $119,115. Our CEO’s annual total compensation, as reported in the Summary Compensation Table, was $5,238,605. Therefore, our CEO Pay Ratio for 2020 was approximately 44:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.
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DIRECTOR COMPENSATION
Non-Employee Director Compensation
In June 2011, our Board adopted a non-employee director compensation policy, which became effective for all of our non-employee directors upon our IPO. In March 2013, the Compensation Committee approved certain changes to director compensation, which changes became effective on January 1, 2013 and was in effect in 2013 until further amended in November of 2020.
Non-Employee Director Compensation Policy Prior to November 2020
From January 2013 through October 2020, we provided the following compensation package for our non-employee directors.
Cash Compensation Arrangements
Under the non-employee director compensation policy each member of our Board who is not our employee and not affiliated with a venture capital fund who is an investor in the Company was eligible for the following cash compensation for Board services:

Arrangement	Compensation ($)
Annual retainer Board member	35,000
Additional retainer Audit Committee chair(1)	18,000
Additional retainer Audit Committee member(2)	8,000
Additional retainer Compensation Committee chair(1)	12,000
Additional retainer Compensation Committee member(2)	6,000
Additional retainer Nominating and Corporate Governance Committee chair	8,000
Additional retainer Nominating and Corporate Governance Committee member	3,000
Additional retainer Lead Independent Director	20,000

(1)Assumes five committee meetings per year, after which a $1,500 per meeting fee would apply.
(2)Assumes five committee meetings per year, after which a $1,000 per meeting fee would apply.
Notwithstanding the foregoing, in connection with the appointment of Joseph Malchow to the Board in February 2020 and Jamie Haenggi to the Board in August 2020, the Compensation Committee determined that each such new director would receive a $50,000 annual retainer.
Non-Employee Director Compensation Policy Effective November 2020
In 2020, the Compensation Committee reviewed our non-employee director compensation policy in order to ensure that our compensation for directors remains competitive and allows us to attract and retain highly qualified members of our Board. As part of this review, the compensation committee engaged AON Consulting, Inc., an independent compensation consultant, to review non-employee director compensation and provide guidance to the committee. Based on this review, effective November 1, 2020, the committee determined that in order to attract and retain highly qualified directors, the compensation of the non-employee directors should be updated to be more competitive. As a result, the committee approved a new Non-Employee Director Compensation Policy, which provides the following compensation package for our non-employee directors.
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Cash Compensation Arrangements
Under the non-employee director compensation policy each member of our Board who is not our employee and not affiliated with a venture capital fund who is an investor in the Company was eligible for the following cash compensation for Board services:

Arrangement	Compensation ($)
Annual retainer Board member	50,000
Additional retainer Audit Committee chair(1)	25,000
Additional retainer Audit Committee member(2)	15,000
Additional retainer Compensation Committee chair(1)	20,000
Additional retainer Compensation Committee member(2)	10,000
Additional retainer Nominating and Corporate Governance Committee chair	10,000
Additional retainer Nominating and Corporate Governance Committee member	5,000
Additional retainer Lead Independent Director	20,000
Additional retainer Strategic Committee member	10,000
All Board and committee retainers accrue and are payable on a quarterly basis at the end of each calendar quarter of service. We also reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings.
Equity Compensation Arrangements
Our non-employee director compensation policy provides that on the date of each annual stockholders’ meeting, each non-employee director will automatically receive a restricted stock unit (RSU) award with value of $250,000 (calculated using the closing price of our common stock on the Nasdaq Global Market or any successor exchange on the grant date) vesting on a quarterly basis over 12 months and the lead independent director will automatically receive an RSU grant with a target value of $20,000 vesting on a quarterly basis over 12 months.
Notwithstanding the foregoing, Joseph Malchow (who joined our Board in February 2020) will not receive equity compensation for serving on our Board during the term of his consulting agreement with us, which was entered into in April 2019.
Pro Rata Equity Awards
In light of the updated non-employee director compensation policy the Committee determined it in the best interests of the Company to grant an RSU award to each eligible director, with such RSU award intended to comprise a pro-rated amount of the updated annual equity award under the Policy ($250,000 annually) for the period from November 1, 2020 through the 2021 annual stockholders’ meeting, reduced by the target value ($75,000) of the stock option award which was automatically granted to such directors following the 2020 annual meeting of stockholders. As a result, on November 2, 2020 (the first trading day following November 1, 2020), each eligible director was granted an RSU award for 912 shares of Common Stock, with one-third of shares vesting quarterly on the 15th of November 2020, February 2021, and May 2021. The non-employee directors eligible for such award were Steve Gomo, Ben Kortlang, Richard Mora and T.J. Rodgers, with director Jamie Haenggi already having received a pro-rated equity award at the updated target value upon her joining the Board.
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Director Compensation Table
The following table sets forth certain summary information for the year ended December 31, 2020 with respect to the compensation of our non-employee directors. Mr. Kothandaraman, as an employee and executive officer, did not receive any additional compensation for serving on our Board.
2020 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Award(1) ($)	RSU Award(2) ($)	Total ($)
Steven J. Gomo	88,000	95,000	94,792	277,792
Benjamin Kortlang	59,000	75,000	94,792	228,792
Richard Mora	57,000	75,000	94,792	226,792
Thurman John Rodgers	50,000	75,000	94,792	219,792
Jamie Haenggi	5,495	—	187,500	192,995
Joseph Malchow	29,692	—	—	29,692

(1)The dollar amounts in this column represent the grant date fair value of stock options granted in fiscal year 2020 calculated in accordance with accounting standards relating to stock-based compensation excluding the effect of estimated forfeitures. For option awards, that amount is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded. For a discussion of the valuation methodology used, see Note 14-Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 16, 2021. These amounts do not necessarily correspond to the actual value realized from the option award. Furthermore, these amounts do not necessarily correspond to the target values of the option grants because the target values are determined based on a trailing 30-day average closing stock price of our common stock as of the grant date using the Black-Scholes valuation model.
(2)The dollar amounts in this column represent the aggregate grant date fair value of stock awards granted in fiscal year 2020 calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures. For a discussion of the valuation methodology used, see Note 14-Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 16, 2021.
Director Outstanding Equity Awards at December 31, 2020
The following table presents the outstanding equity awards held by each of our non-employee Board members as of December 31, 2020;

	OPTION AWARDS		STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Not Exercisable (#)	Number of Shares of Stock or Units That Have Not Vested (#)
Steven J. Gomo	223,542	1,307	904
Benjamin Kortlang	1,443	1,032	608
Richard Mora	67,253	1,032	608
Thurman John Rodgers	275,737	1,032	608
Jamie Haenggi	—	—	1,709
Joseph Malchow	—	—	37,500
Compensation Committee Interlocks and Insider Participation
Messrs. Rodgers and Mora served on the Compensation Committee for the entire fiscal year ended December 31, 2020. None of the members of our Compensation Committee have, at any time, been one of our officers or employees. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.
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EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,612,937	(1)	$1.96	(2)	10,229,275	(3)(4)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	6,612,937		$1.96		10,229,275

(1)Includes (i) an aggregate of 2,530,752 shares of common stock to be issued upon exercise of options granted under our 2011 Equity Incentive Plan and our 2006 Equity Incentive Plan, and (ii) 4,082,185 shares of our common stock issuable as RSUs under our 2011 Equity Incentive Plan.
(2)Because RSUs do not have an exercise price, the 4,082,185 shares of common stock issuable as RSUs under our 2011 Equity Incentive Plan are not included in the calculation of weighted-average exercise price.
(3)Includes 8,940,838 shares of common stock available for future purchase under our 2011 Employee Stock Purchase Plan and 1,288,887 shares of common stock available for issuance under our 2011 Equity Incentive Plan.
(4)As of December 31, 2020, the maximum aggregate number of shares of common stock reserved for issuance under the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan was 14,744,134 shares and 1,988,887 shares, respectively. This maximum aggregate share reserve is not the same as the shares available for future issuance, which is described in footnote 3 above, as it also includes the automatic increases pursuant to the 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan. The number of shares of common stock authorized for issuance under the 2011 Equity Incentive Plan automatically increases on each January 1 by 4.5% of the total number of shares of the common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares of common stock as determined by the Board. On January 1, 2020, the shares available for issuance under the 2011 Equity Incentive Plan automatically increased by 5,803,296 shares of common stock. The number of shares of common stock reserved for issuance under our 2011 Employee Stock Purchase Plan automatically increases on each January 1, by a lesser of (i) 700,000 shares of common stock or (ii) 1.0% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, as determined by the Board. On January 1, 2021, the shares available for issuance under the 2011 Employee Stock Purchase Plan automatically increased by 700,000 shares.

NOTICE REGARDING DGCL 204 RATIFICATION

On August 21, 2019, a certain non-officer employee was issued a duplicate stock option for the purchase of 1,050 shares of our Common Stock (the “Duplicate Option”) due to a manual administrative error in our equity compensation management system, which Duplicate Option had not been approved by the Compensation Committee. On August 21, 2019, 1,050 shares of Common Stock (the “Shares”) were issued upon exercise of the Duplicate Option. To eliminate any uncertainty regarding the validity of the Shares, on March 25, 2021 the Board ratified the issuance of the Duplicate Option and of the Shares under Section 204 of the Delaware General Corporation Law (the “DGCL”). We have taken steps to remediate the issue that led to the manual administrative error, including replacing the manual method of data entry with an automated entry. We also entered into an agreement with the affected employee to deduct from a future grant to the affected employee the number of shares equal to the value of the net proceeds from selling the Shares to rectify the issuance of the Duplicate Option. This notice constitutes the notice required to be given under Section 204 of the DGCL in connection with the ratification described above. As a result of this ratification, any claim that the Duplicate Option or the Shares are void or voidable due to the failure of authorization described above, or that the Delaware Court of Chancery should declare in its discretion that this ratification not be effective or be effective only on certain conditions, must be brought within 120 days from April 7, 2021, which is the date on which this notice is being given.

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TRANSACTIONS WITH RELATED PERSONS
Policy and Procedures For Review of Related Party Transactions
Our Audit Committee Charter provides that the Audit Committee will review and approve all related party transactions. This review will cover any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related party had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.
Certain Transactions With or Involving Related Persons
Since January 1, 2020, we have not been a party to any transactions in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or holders of more than 5% of our capital stock, or any member of the immediate family of any of the above persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” section of this proxy statement.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Enphase stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Enphase. Direct your written request to: Corporate Secretary, Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
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By Order of the Board of Directors

Badrinarayanan Kothandaraman President and Chief Executive Officer
Fremont, California
April 7, 2021

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538.

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APPENDIX A
CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ENPHASE ENERGY, INC.

ENPHASE ENERGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is ENPHASE ENERGY, INC. (the "Corporation").

SECOND: The Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of Delaware on March 20, 2006 under the name "PVI Solutions, Inc."

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Amended and Restated Certificate of Incorporation as follows:

1. Article IV, Section A shall be amended and restated to read in its entirety as follows:

“(A) This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is 310,000,000 shares, each with a par value of $0.00001 per share, 300,000,000 shares of which shall be Common Stock and 10,000,000 shares of which shall be Preferred Stock.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 19, 2021 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, Enphase Energy, Inc. has caused this Certificate of Amendment to be signed by its [Title] this  day of , 2021.

By:	ENPHASE ENERGY, INC.
[Name]
[Title]

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APPENDIX B
Enphase Energy, Inc.
2021 Equity Incentive Plan

Adopted by the Board of Directors: March 25, 2021
[Approved by the Stockholders: May __, 2021]

1.GENERAL
a.Prior Plan. As of the Effective Date: (i) no additional awards may be granted under the Prior Plan; and (ii) all Prior Plan Awards will remain subject to the terms of the Prior Plan, except that any Prior Plan Returning Shares will become available for issuance pursuant to Awards granted under this Plan. All Awards granted under this Plan will be subject to the terms of this Plan.
b.Eligible Award Recipients. Subject to Section 4, Employees, Directors and Consultants are eligible to receive Awards.
c.Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; and (vii) Other Stock Awards.
d.Purpose. The Plan, through the granting of Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which such persons may benefit from increases in value of the Common Stock.
2.ADIMINISTRATION.
a.Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
b.Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
i.To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to an Award.
ii.To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
iii.To settle all controversies regarding the Plan and Awards granted under it.
iv.To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued in settlement thereof).
v.To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.
vi.To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the
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limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.
vii.To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
viii.To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.
Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.
ix.Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
x.To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
c.Delegation to Committee.
i.General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
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ii.Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.
d.Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value of the Common Stock pursuant to Section 13(x)(iii).
e.Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
f.Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
g.Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
3.Shares Subject to the Plan.
a.Share Reserve.
i.Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date (the “Share Reserve”) will not exceed: (A) the sum of (x) 9,530,000 new shares and (y) the Prior Plan Returning Shares, if any, as such shares become available for issuance under this Plan from time to time; minus (B) the number of shares subject to any award granted under the Prior Plan after March 22, 2021 but prior to the Effective Date.
ii.For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
b.Operation of Share Reserve.
i.No Reduction to Share Reserve. The Share Reserve will not be reduced by any of the following shares of Common Stock and such shares will remain available for issuance
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under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; and (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash.
ii.Shares Available for Subsequent Issuance. The following shares of Common Stock will revert to the Share Reserve and become available again for issuance under the Plan: (A) any shares issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the purchase price of a Full Value Award granted under the Plan; and (C) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Full Value Award granted under the Plan.
iii.Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not revert to the Share Reserve or become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or strike price of an Appreciation Award granted under the Plan or the Prior Plan (including any shares subject to such Appreciation Award that are not delivered because such Appreciation Award is exercised through a reduction of shares subject to such Appreciation Award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award granted under the Plan or the Prior Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Appreciation Award granted under the Plan or the Prior Plan; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
c.Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 30,000,000 shares.
d.Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.Eligibility.
a.Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
b.Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant.
5.Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an
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Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
a.Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.
b.Exercise or Strike Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
c.Payment of Exercise Price for Options. The exercise price of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the Option Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.
i.By cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
ii.Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
iii.By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
iv.If an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
v.In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
d.Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in
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cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
e.Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.
i.Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
ii.Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
iii.Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
f.Vesting. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
g.Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.
h.Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be
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prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
i.Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 18 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.
j.Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time period, the Option or SAR (as applicable) will terminate.
k.Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
l.Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following
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the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.
6.PROVISIONS OF AWARDS OTHER THAN OPTIONS AND SARs.
a.Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
i.Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
ii.Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.
iii.Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.
iv.Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.
b.Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
i.Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
ii.Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit
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Award as it, in its sole discretion, deems appropriate.
iii.Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
iv.Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
v.Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.
c.Performance Stock Awards.
i.General. A Performance Stock Award is an Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
ii.Board Discretion. With respect to any Performance Stock Award, the Board retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals on the basis of any considerations as the Board, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
d.Other Stock Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards, and all other terms and conditions of such Other Stock Awards.
7.Covenants of the Company.
a.Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
b.Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
c.No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to
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any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.Miscellaneous.
a.Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.
b.Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
c.Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
d.No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, or (iii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
e.Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
f.Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
g.Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is
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knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
h.Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
i.Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
j.Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
k.Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.
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l.Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
9.Adjustments upon Changes in Common Stock; Other Corporate Events.
a.Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board will make such adjustments and its determination will be final, binding and conclusive.
b.Dissolution or Liquidation. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase or a forfeiture condition) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s right of repurchase or a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
c.Corporate Transaction. The provisions of this Section 9(c) will apply to each outstanding Award in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award, in any other written agreement between a Participant and the Company or an Affiliate, or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to outstanding Awards, contingent upon the closing or completion of such Corporate Transaction:
i.arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to such Corporate Transaction);
ii.arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
iii.accelerate the vesting (and exercisability, if applicable), in whole or in part, of the Award to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of such Corporate Transaction), with such Award terminating if not exercised (if applicable) prior to the effective time of such Corporate Transaction in accordance with the exercise procedures determined by the Board;
iv.arrange for the lapse of any reacquisition or repurchase rights held by the Company with
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respect to the Award;
v.cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of such Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or
vi.make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of such Corporate Transaction, over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this Section 9(c)(vi) may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with such Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
For clarity, in the event of a Corporate Transaction, the Board need not take the same action or actions with respect to a Awards or portions thereof or with respect to all Participants.
a.Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award, in any other written agreement or plan between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.
b.Parachute Payments. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to the Participant. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.
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10.Termination or Suspension of the Plan.
a.Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
b.No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.
11.Effective Date of Plan.
This Plan will become effective on the Effective Date.
12.Choice of Law.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
a.“Adoption Date” means March 25, 2021, which is the date the Plan was adopted by the Board.
b.“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
c.“Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price (per share) is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.
d.“Award” means an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.
e.“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
f.“Board” means the Board of Directors of the Company.
g.“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
h.“Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of one or more of the following events that has a material negative impact on the business or reputation of the Company or an Affiliate: (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or an Affiliate; (ii) the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; (iii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company, an Affiliate, or any other entity having a business relationship with the Company or an Affiliate; (iv) any material breach by the Participant of any provision of any agreement or understanding between the
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Company or an Affiliate and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or an Affiliate, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of the Participant as an employee, officer, director or consultant to the Company or an Affiliate, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or an Affiliate and the Participant; (v) the Participant’s disregard of the policies of the Company or an Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or an Affiliate; or (vi) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or an Affiliate. The determination that a termination of a Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by the Participant will have no effect upon any determination of the rights or obligations of the Company or the Participant for any other purpose.
i.“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
i.any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
ii.there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
iii.the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
iv.there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting
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securities of the Company immediately prior to such sale, lease, license or other disposition; or
v.individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
j.“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
k.“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
l.“Common Stock” means the common stock of the Company.
m.“Company” means Enphase Energy, Inc., a Delaware corporation.
n.“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
o.“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant, or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence
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approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
p.“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
i.the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
ii.the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;
iii.the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
iv.the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
q.“Director” means a member of the Board.
r.“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
s.“Effective Date” means the effective date of this Plan, which is the date of the Annual Meeting of Stockholders of the Company held in 2021, provided that this Plan is approved by the Company’s stockholders at such meeting.
t.“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
u.“Entity” means a corporation, partnership, limited liability company or other entity.
v.“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
w.“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same
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proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent 50% of the combined voting power of the Company’s then outstanding securities.
x.“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
i.Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
ii.Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.
iii.In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
y.Full Value Award” means (i) a stock award granted under the Prior Plan or (ii) an Award, in each case that is not an Appreciation Award.
z.“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
aa.“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
ab.“Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
ac.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
ad.“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
ae.“Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
af.“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
ag.“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
ah.“Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
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ai.“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
aj.“Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) any other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement.
ak.“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; and (vi) to make other appropriate adjustments selected by the Board.
al.“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
am.“Performance Stock Award” means an Award granted under the terms and conditions of Section 6(c).
an.“Plan” means this Enphase Energy, Inc. 2021 Equity Incentive Plan.
ao.“Prior Plan” means the Enphase Energy, Inc. 2011 Equity Incentive Plan.
ap.“Prior Plan Award” means an award granted under the Prior Plan that is outstanding as of the Effective Date.
aq.“Prior Plan Returning Shares” means: (i) any shares of Common Stock subject to a Prior Plan Award that on or following the Effective Date are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares of Common Stock subject to a Prior Plan Award that on or following the Effective Date are not issued because such Prior Plan Award or any portion thereof is settled in cash; (iii) any shares of Common Stock issued pursuant to a Prior Plan Award that on or following the Effective Date are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (iv) any shares of Common Stock that on or following the Effective Date are reacquired or withheld (or not issued) by the Company to satisfy the purchase price of a Prior Plan Award that is a Full Value Award; and (v) any shares of Common Stock that on or following
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the Effective Date are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Prior Plan Award that is a Full Value Award.
ar.“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
as.“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
at.“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
au.“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
av.“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
aw.“Rule 405” means Rule 405 promulgated under the Securities Act.
ax.“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
ay.“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
az.“Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
ba.“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
bb.Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
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APPENDIX C

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)

	Year Ended
	December 31, 2020	December 31, 2019
Net income (GAAP)	$133,995	$161,148
Stock-based compensation	42,503	19,441
Tariff refunds	(39,567)	—
Restructuring and asset impairment charges	—	2,599
Acquisition related expenses and amortization	2,502	2,183
Non-recurring debt prepayment fees and non-cash interest	18,825	13,205
Loss on partial settlement of Notes due 2024	3,037	—
Change in fair value of derivatives	44,348	—
Non-GAAP income tax adjustment	(17,117)	(74,371)
Net income (Non-GAAP)	$188,526	$124,205

Net cash provided by operating activities (GAAP)	$216,334	$139,067
Purchases of property and equipment	(20,558)	(14,788)
Deemed repayment of convertible notes due 2024 attributable to accreted debt discount	3,132	—
Free cash flow (Non-GAAP)	$198,908	$124,279
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ENPHASE ENERGY, INC.
SECRETARY
47281 BAYSIDE PARKWAY
FREMONT, CA 94538

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENPH2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42117-P50615

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ENPHASE ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two nominees for director named below to hold office as members of the Board of Directors until the 2024 Annual Meeting of the Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Badrinarayanan Kothandaraman
02) Joseph Malchow

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and CEO Letter to Shareholders are available at www.proxyvote.com.

D42118-P50615

ENPHASE ENERGY, INC.
Annual Meeting of Stockholders
May 19, 2021 9:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder appoints Badrinarayanan Kothandaraman and Lisan Hung, or either of them, as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENPHASE ENERGY, INC. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on May 19, 2021 at www.virtualshareholdermeeting.com/ENPH2021, and any adjournment or postponement thereof with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted FOR the nominees listed in proposal 1, and FOR proposals 2, 3, 4 and 5. If any other matters properly come before the meeting, the proxy holders named in this proxy will vote the shares in their discretion.

Continued and to be signed on reverse side

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